                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
                 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                                              I-LINK INCORPORATED
      ----------------------------------------------------------------------------------
                       (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------
                                      logo

                         13751 S. WADSWORTH PARK DRIVE
                                   SUITE 200
                               DRAPER, UTAH 84020

                                                               Gary J. Wasserson
                                                                   President and
                                                         Chief Executive Officer

August 17, 2001

Dear Stockholder:

    It is my pleasure to invite you to I-Link's 2001 annual meeting of stockholders.

    We will hold the meeting on Wednesday, September 7, 2001 at 10:00 a.m. local time at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070. In addition to the formal items of business, I will be available at the meeting to answer your questions. This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, and provides information about I-Link.

    Please note that only stockholders of record at the close of business on July 23, 2001 may vote at the meeting. Your vote is important. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

    We look forward to seeing you at the meeting.

Very truly yours,

Gary J. Wasserson

                 NOTICE OF 2001 ANNUAL MEETING OF STOCKHOLDERS

                                      logo

-------------------------------------------
Date:        September 7, 2001

Time:        10:00 a.m.

Place:       Marriott Courtyard
             10701 South Holiday Park Dr.
             Sandy, Utah 84070
-------------------------------------------

Dear Stockholders:

    At our annual meeting we will ask you to:

    1. Elect two Class III directors, each to serve for three years and until his successor has been duly elected and qualified and to elect one Class II director to serve for the term of his class, and until his successor has been duly elected and qualified;

    2. Approve a reverse split of I-Link's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of I-Link's common stock on The Nasdaq SmallCap Market;

    3. Approve an amendment to I-Link's Articles of Incorporation increasing I-Link's authorized number of shares of common stock (par value $.007 per share) from 150,000,000 to 300,000,000 shares;

    4.  Approve the 2001 Stock Option and Appreciation Rights Plan;

    5. Ratify issuances by I-Link of shares of its common stock in connection with the March 1, 2001 Senior Convertible Loan and Security Agreement between Counsel Communications LLC and I-Link and with the April 17, 2001 Agreement and Plan of Merger between WebToTel, Inc. and I-Link; and

    6. Transact any other business that may properly be presented at the annual meeting or any adjournment thereof.

    If you were a stockholder of record at the close of business on July 23, 2001, you may vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          David E. Hardy
                                          SECRETARY

Draper, Utah
August 17, 2001

                               TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING.............    1
Why did you send me this proxy statement?...................    1
How many votes do I have?...................................    1
What proposals will be addressed at the annual meeting?.....    1
Why would the annual meeting be postponed?..................    2
How do I vote in person?....................................    2
How do I vote by proxy?.....................................    2
May I revoke my proxy?......................................    2
Where are I-Link's principal executive offices?.............    3
What vote is required to approve each proposal?.............    3
Are there any dissenters' rights of appraisal?..............    4
Who bears the cost of soliciting proxies?...................    4
How can I obtain additional information regarding I-Link?...    4
INFORMATION ABOUT I-LINK STOCK OWNERSHIP....................    5
Which stockholders own at least 5% of I-Link?...............    5
How much stock is owned by directors and executive
  officers?.................................................    5
Do any of the officers and directors have an interest in the
  matters to be acted upon?.................................    6
Did directors, executive officers and greater-than-10%
  stockholders comply with Section 16(a) beneficial
  ownership reporting requirements in 2000?.................    6
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS..........    7
Directors and Executive Officers............................    7
The Board of Directors......................................    9
Committees of the Board of Directors........................    9
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS............   11
INDEPENDENT PUBLIC ACCOUNTANTS..............................   25
1. To re-elect two directors, each to serve three years and
   until his successor has been duly elected and qualified;
   and to elect three new directors, each to serve for the
   term of his respective class.............................   25
2. To approve a reverse split of I-Link's common stock, to
   be implemented in the discretion of the board of
   directors, if and to the extent that the board of
   directors deems appropriate to maintain the listing of
   I-Link's common stock on The Nasdaq SmallCap Market......   25
3. To Approve an Amendment to the Articles of Incorporation
   to Increase Our Authorized Common Stock (Par Value $.007
   Per Share) From 150,000,000 to 300,000,000 Shares........   29
4. To approve the 2001 Stock Option and Appreciation Rights
   Plan.....................................................   30
5. To ratify issuances by I-Link of its common stock shares
   in connection with the March 1, 2001 Senior Convertible
   Loan and Security Agreement between Counsel
   Communications LLC and I-Link, and with the April 17,
   2001 Agreement and Plan of Merger between WebToTel, Inc.
   and I-Link...............................................   31
OTHER PROPOSED ACTION.......................................   33
STOCKHOLDER PROPOSALS AND SUBMISSIONS.......................   34

ATTACHMENT: PROXY

                               TABLE OF CONTENTS

APPENDIX A:  I-LINK AUDIT COMMITTEE CHARTER

APPENDIX B:  AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION

APPENDIX C:  2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN

APPENDIX D:  FINANCIAL STATEMENTS AND UNAUDITED PRO FORMA FINANCIAL
             INFORMATION

                              I-LINK INCORPORATED

                                PROXY STATEMENT
                            DATED SEPTEMBER 7, 2001
                         ANNUAL MEETING OF STOCKHOLDERS

                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

    We sent you this proxy statement and the enclosed proxy card because the board of directors of I-Link Incorporated, a Florida corporation, is soliciting your proxy vote at the 2001 Annual Meeting of Stockholders. This proxy statement summarizes the information you need to vote intelligently on the proposals to be considered at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

HOW MANY VOTES DO I HAVE?

    We will be sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about August 23, 2001 to all stockholders. Stockholders who owned I-Link common stock at the close of business on July 23, 2001 (the "Record Date") are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the annual meeting. Similarly, holders of Series N preferred stock are entitled to vote with the common stock on an "as converted" basis.

    On the Record Date, the following classes of stock were issued and outstanding, and had the voting powers indicated. Each share of common stock is entitled to one vote, and each share of Series N preferred stock is entitled to approximately 800 votes.

CLASS OF STOCK                                       SHARES OUTSTANDING       EQUIVALENT VOTES
--------------                                       ------------------   ------------------------
Common stock.......................................      112,600,636       112,600,636
Class C preferred stock............................            9,249                 0 (non-voting)
Series N preferred stock...........................              769           615,200
                                                                          ------------
     Total Votes at Annual Meeting of Stockholders:                        113,215,836

WHAT PROPOSALS WILL BE ADDRESSED AT THE ANNUAL MEETING?

    We will address the following proposals at the annual meeting:

    1. Election of two Class III directors, each to serve for three years and until his successor has been duly elected and qualified and election of one Class II director to serve for the term of his class and until his successor has been duly elected and qualified;

    2. Approval of a reverse split of I-Link's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of I-Link's common stock on The Nasdaq SmallCap Market;

    3. Approval of an amendment to I-Link's Articles of Incorporation increasing I-Link's authorized number of shares of common stock (par value $.007 per share) from 150,000,000 to 300,000,000 shares;

    4.  Approval of the 2001 Stock Option and Appreciation Rights Plan;

    5. Ratification of issuances by I-Link of shares of its common stock in connection with the March 1, 2001 Senior Convertible Loan and Security Agreement between Counsel Communications LLC and I-Link and with the April 17, 2001 Agreement and Plan of Merger between WebToTel, Inc. and I-Link; and

    6. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

WHY WOULD THE ANNUAL MEETING BE POSTPONED?

    The annual meeting will be postponed if a quorum is not present on September 7, 2001. If more than half of all of the shares of stock entitled to vote at the annual meeting are present in person or by proxy, a quorum will be present and business can be transacted. If a quorum is not present, the annual meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

HOW DO I VOTE IN PERSON?

    If you plan to attend the annual meeting on September 7, 2001, or at a later date if it is postponed, at the Marriott Courtyard, 10701 South Holiday Park Drive, Sandy, Utah 84070 and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit, authorizing you to vote the shares.

HOW DO I VOTE BY PROXY?

    Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote in person.

    If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

    - "FOR" the election of the Class III Director nominees and the Class II Director nominee;

    - "FOR" approval of a reverse split of I-Link's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of I-Link's common stock on The Nasdaq SmallCap Market;

    - "FOR" approval of an amendment to I-Link's Articles of Incorporation increasing I-Link's authorized number of shares of common stock (par value $.007 per share) from 150,000,000 to 300,000,000 shares;

    - "FOR" approval of the 2001 Stock Option and Appreciation Rights Plan; and

    - "FOR" ratification of issuances by I-Link of shares of its common stock in connection with the March 1, 2001 Senior Convertible Loan and Security Agreement between Counsel Communications LLC and I-Link and with the April 17, 2001 Agreement and Plan of Merger between WebToTel, Inc. and I-Link.

    If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting other than those discussed in this proxy statement.

MAY I REVOKE MY PROXY?

    If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

    - You may send in another proxy with a later date.

    - You may notify I-Link in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the annual meeting, that you are revoking your proxy.

    - You may vote in person at the annual meeting.

WHERE ARE I-LINK'S PRINCIPAL EXECUTIVE OFFICES?

    Our principal executive offices are located at 13751 South Wadsworth Park Drive, Draper, Utah 84020. Our telephone number is (801) 576-5000.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

    PROPOSAL 1: ELECTION OF DIRECTORS.

    A plurality of votes cast is required to elect director nominees. A nominee who receives a "plurality" means he has received more votes than any other nominee for the same director's seat. There are two nominees for the two
Class III seats, and one nominee for the one Class II seat. In the event there are no other nominations received, a simple majority of the votes cast will suffice to elect each of the management's nominees. All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote. So, if you do not vote for the nominee, or you indicate "withhold authority to vote" for the nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

    PROPOSAL 2: APPROVAL OF A REVERSE SPLIT OF I-LINK'S COMMON STOCK, TO BE IMPLEMENTED IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF I-LINK'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET.

    All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote. The approval of a reverse split of I-Link's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of I-Link's common stock on The Nasdaq SmallCap Market must be approved by (a) a vote of at least the majority of the holders of I-Link's issued and outstanding common stock and the Series N preferred stock held by stockholders other than officers, directors, and those persons who hold five percent or more of I-Link's outstanding common stock, and (b) a vote of a majority of shares issued and outstanding of I-Link common stock including the Series N preferred stock held by I-Link's officers, directors, and those persons who hold five percent or more of I-Link's outstanding common stock. Therefore, since a majority of all outstanding voting shares is required, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will, in effect, count "against" Proposal 2.

    Upon approval by the required stockholder vote and determination by the board of directors that the reverse stock split is in the best interests of I-Link and its stockholders, the amendment will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Department of State of the State of Florida, which filing is anticipated to occur upon a date determined by the board of directors after the stockholder vote on this proposal.

    PROPOSAL 3: APPROVAL OF AN AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION INCREASING I-LINK'S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK (PAR VALUE $.007 PER SHARE) FROM 150,000,000 TO 300,000,000 SHARES.

    All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of a majority of the outstanding shares of common stock and the Series N preferred stock is required for approval of an amendment of the Articles of Incorporation increasing the authorized number of shares of common stock, par value $.007 per share, from 150,000,000 to 300,000,000 shares. Therefore, since a majority of all outstanding voting shares is required, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will, in effect, count "against" Proposal 3.

    Upon approval by the required stockholder vote, the amendment will become effective upon the filing of the Articles of Amendment to the Articles of Incorporation with the Department of State of the State of Florida, which filing is anticipated to occur on or about September 10, 2001.

    PROPOSAL 4: APPROVAL OF THE 2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN.

    All shares of I-Link's common stock, including the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of a majority of the votes cast is required to approve Proposal 4. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 4.

    PROPOSAL 5: RATIFICATION OF ISSUANCES BY I-LINK OF ITS COMMON STOCK IN CONNECTION WITH THE MARCH 1, 2001 SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT BETWEEN COUNSEL COMMUNICATIONS LLC AND I-LINK AND WITH THE APRIL 17, 2001 AGREEMENT AND PLAN OF MERGER BETWEEN WEBTOTEL, INC. AND I-LINK.

    All shares of I-Link's common stock, including the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of a majority of the votes cast is required to approve Proposal 5. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 5.

ARE THERE ANY DISSENTERS' RIGHTS OF APPRAISAL?

    The board of directors has not proposed any action for which the laws of the State of Florida, the Articles of Incorporation or By-laws of I-Link provide a right of a stockholder to dissent and obtain payment for shares.

WHO BEARS THE COST OF SOLICITING PROXIES?

    I-Link will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution.

HOW CAN I OBTAIN ADDITIONAL INFORMATION REGARDING I-LINK?

    I-Link is subject to the informational requirements of the Securities Exchange Act of 1934 (Exchange Act), which requires that I-Link file reports, proxy statements and other information with the Securities and Exchange Commission (SEC). The SEC maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants, including I-Link, that file electronically with the SEC. The SEC's website address is www.sec.gov. In addition, I-Link's Exchange Act filings may be inspected and copied at the public reference facilities of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and at the SEC's regional offices at Citicorp Center, 500 West Madison Street,
Room 1400, Chicago, IL 60661, and at 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549.

                    INFORMATION ABOUT I-LINK STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF I-LINK?

    The common stock and the Series N preferred stock, which votes on an as-converted basis with the common stock, constitute the only voting securities of I-Link. As of the Record Date, each share of Series N preferred stock is convertible, at the option of its holder, into approximately 800 shares of common stock. The following table shows, as of the Record Date and to the best of our knowledge, all persons we know to be "beneficial owners" of more than 5% of the common stock, or "beneficial owners" of a sufficient number of shares of Series N preferred stock to be converted into at least 5% of the common stock. On the Record Date, there were 112,600,636 shares of common stock issued and outstanding, 9,249 shares of non-voting Class C preferred stock issued and outstanding and 769 shares of Series N preferred stock issued and outstanding.

NAME AND ADDRESS                                              NUMBER OF SHARES      % OF COMMON STOCK
OF BENEFICIAL OWNER(1)                      TITLE OF CLASS   BENEFICIALLY OWNED   BENEFICIALLY OWNED(2)
----------------------                      --------------   ------------------   ---------------------
Counsel Communications, LLC...............   Common Stock         101,384,067(3)           75.3%
  280 Park Avenue
  West Building
  28th floor
  New York, NY 10017

------------------------

(1) Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.

(2) As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.

(3) Includes 61,966,057 shares of common stock issued upon conversion of Series M and N redeemable preferred stock in March 2001 which were obtained from Winter Harbor L.L.C. on March 7, 2001, based on information included in a Schedule 13D filed by Counsel on March 13, 2001 and amended by Counsel and filed with the SEC on May 2, 2001. Also includes 21,983,520 shares of I-Link's common stock issuable upon conversion of a convertible promissory note in the principal amount and accrued interest of $12,310,771 loaned to I-Link as of the Record Date, at the conversion price of $0.56 per share, under the terms of the Senior Convertible Loan and Security Agreement, dated March 1, 2001 (Loan Agreement). Under the terms of the Loan Agreement, Counsel may convert the aggregate principal amount and interest loaned to I-Link into shares of I-Link's common stock. On May 8, 2001 the Loan Agreement was amended to increase the total principal amount by $2,000,000 to permit I-Link to borrow up to a total of $12,000,000. Also includes 17,434,489 shares of I-Link's common stock issued on April 17, 2001 to Counsel under the terms of the Agreement and Plan of Merger, dated
    April 17, 2001. As of the date of this revised preliminary proxy statement, Counsel has not communicated its intent regarding its vote on any of the matters to be considered by the stockholders at the annual meeting.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

    The following table shows, as of the Record Date, the common stock and any preferred stock owned by each director and executive officer. As of the Record Date, all of the present directors, as a group of six persons, own beneficially 2,878,094 shares (a beneficial ownership of 2.6%) and all of our present directors and executive officers, as a group of seven persons, own beneficially 3,963,980 shares (a beneficial ownership of 3.4%) of our common stock.

NAME AND ADDRESS OF                                           NUMBER OF SHARES      % OF COMMON STOCK
BENEFICIAL OWNER(1)                         TITLE OF CLASS   BENEFICIALLY OWNED   BENEFICIALLY OWNED(2)
-------------------                         --------------   ------------------   ---------------------
David R. Bradford.........................   Common Stock          115,000(3)                *
John W. Edwards...........................   Common Stock        2,068,000(3)              1.8%
David E. Hardy............................   Common Stock        1,085,886(3)                *
Samuel L. Shimer..........................   Common Stock           14,167(3)
Henry Y.L. Toh............................   Common Stock          287,802(4)                *
Hal B. Heaton, Ph.D.......................   Common Stock           53,958(3)                *
Gary J. Wasserson.........................   Common Stock          339,167(3)                *
All Executive Officers and Directors as a
  Group (7 people)........................   Common Stock        3,963,980(3)              3.4%

------------------------

 *  Indicates less than one percent.

(1) Unless noted, all listed shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them. All addresses are c/o I-Link Incorporated unless otherwise indicated.

(2) As to each person or entity named as beneficial owner, that person's or entity's percentage of ownership is determined based on the assumption that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from July 23, 2001 have been exercised or converted, as the case may be.

(3) Represents shares of common stock issuable upon exercise of options and warrants.

(4) Represents shares of common stock issuable upon exercise options. Does not include shares held of record by Four M International, Ltd., of which Mr. Toh is a director. Mr. Toh disclaims any beneficial ownership of these shares.

DO ANY OF THE OFFICERS AND DIRECTORS HAVE AN INTEREST IN THE MATTERS TO BE ACTED
  UPON?

    To the extent any officers or directors of I-Link are holders of I-Link's securities, their interest in the outcome of the Proposal 2 would be the same (on a pro-rata basis) as any other stockholder. I-Link's officers and directors have an interest in the outcome of Proposal 4 as that Proposal concerns the adoption of 2001 Stock Option and Appreciation Rights Plan. (See Proposal 4 discussion for a more detailed description of the terms and provisions of the 2001 Stock Option and Appreciation Rights Plan). To the best of I-Link's knowledge, no directors or officers have an interest, direct or indirect, in any of the other matters to be acted upon.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS IN 2000?

    Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of any publicly traded class of our equity securities, to file reports of ownership and changes in ownership of equity securities of I-Link with the SEC. Officers, directors, and greater than ten percent stockholders are required by SEC regulation to furnish I-Link with copies of all Section 16(a) forms that they file.

    Based solely upon a review of Forms 3 and Forms 4 furnished to I-Link pursuant to Rule 16a-3 under the Exchange Act during the most recent fiscal year and Forms 5 with respect to its most recent fiscal year, we believe that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors, and security holders required to file the same during the fiscal year ended December 31, 2000.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of I-Link are:

NAME                                    AGE                           TITLE
----                                  --------   ------------------------------------------------
Gary J. Wasserson...................     45      President, Chief Executive Officer, and Director

John W. Edwards.....................     46      Chairman of the Board and Director

David E. Hardy......................     48      Senior Vice President, Secretary and General
                                                 Counsel

Henry Y.L. Toh......................     43      Director

David R. Bradford...................     50      Director

Hal B. Heaton.......................     50      Director

Samuel L. Shimer....................     37      Director

Allan C. Silber.....................     52      Director Nominee

Norman Chirite......................     40      Director Nominee

Albert Reichmann....................     72      Director Nominee

    I-Link's Articles of Incorporation provide that the board of directors shall be divided into three classes, and that the total number of directors shall not be less than five nor more than nine. The board of directors currently consists of six members: two Class I Directors (Messrs. Wasserson and Shimer), two
Class II Directors (Messrs. Toh and Heaton), and two Class III Directors (Messrs. Edwards and Bradford). Messrs. Chirite and Reichmann, the Class III director nominees, are standing for election for a three-year term at the annual meeting. The Class I Directors, Messrs. Shimer and Wasserson will stand for re-election in 2002 and the Class II Directors, Messrs. Toh and Heaton, in 2003. Mr. Silber, the Class II director nominee, is standing for election at the annual meeting. Mr. Samuel L. Shimer and Mr. Gary J. Wasserson were appointed on April 15, 2001 to fill two vacancies of the Class I Directors created by the resignation in 2001 of a former director and an unfilled board seat.
Messrs. Bradford and Edwards will not stand for re-election at the annual meeting.

    Biographical information with respect to the present executive officers and directors of I-Link are set forth below. There are no family relationships between any present executive officers or directors.

    GARY J. WASSERSON, President, Chief Executive Officer, and Director.
Mr. Wasserson was appointed by the board of directors as a Class I Director on April 15, 2001 to fill a board vacancy. From 1999 to the present he has been President and Chief Executive Officer of Counsel Communications. From 1997 to 1999, he was President and Chief Executive Officer of Call Sciences-TM-/Virtel-TM-, a major provider of enhanced telecommunications services deliverable over global intelligent networks. From 1992 to 1997, he is one of the founders of the Pre-Paid Calling Card Industry and served as Chief Executive Officer of Global Links/GTS, a company instrumental in creating the calling card industry trade association and its regulatory initiatives within the industry. Mr. Wasserson holds a Bachelor's degree from Babson College.

    JOHN W. EDWARDS, Chairman of the Board and Director. Mr. Edwards was selected to fill a vacancy on the board of directors as a Class III Director in June 1996. He was elected Chairman of the Board in August 1998. Mr. Edwards was appointed Chief Executive Officer of I-Link on September 30, 1996, and re-appointed President in January, 2001. Mr. Edwards resigned as Chief Executive Officer and President on May 1, 2001. Mr. Edwards served as President and a director of Coresoft, Inc., a software company developing object-oriented computer solutions for small businesses from September 1995 to April 1996. During the period August 1988 through July 1995, Mr. Edwards served in a number of executive positions with Novell, Inc., a software company providing networking software, including Executive Vice President of Strategic Marketing, Executive Vice President of the Appware and Desktop Systems Groups and Vice President of Marketing of the NetWare Systems Group. Mr. Edwards was involved in the development of the NetWare 386 product line. Until May 1996, he was a visiting faculty member at the Marriott School of Management at Brigham Young University. Mr. Edwards received a Bachelor's degree in Computer Science from Brigham Young University. Mr. Edwards was re-elected to the board of directors as a Class III Director at the 1997 Annual Meeting.

    DAVID E. HARDY, Senior Vice President, General Counsel and Secretary.
Mr. Hardy has served as General Counsel to I-Link since October 1996, and was appointed Secretary of I-Link in December 1996. In November 2000, Mr. Hardy became an employee of I-Link and in January 2000 was named Senior Vice President. He is a founding partner of the law firm of Hardy & Allen, in Salt Lake City. From February 1993 to April 1995, Mr. Hardy served as Senior Vice President and General Counsel of Megahertz Corporation, a publicly held manufacturer of data communication products. Prior to his association with Megahertz Corporation, Mr. Hardy was a senior partner of the law firm of Allen, Hardy, Rasmussen & Christensen that was founded in 1982. Mr. Hardy holds a Bachelor's degree from the University of Utah and a Juris Doctor degree from the University of Utah School of Law.

    HENRY Y.L. TOH, Director. The board of directors elected Mr. Toh as a
Class II director and as Vice Chairman of the board of directors in April 1992. Mr. Toh was elected President of I-Link in May 1993, Acting Chief Financial Officer in September 1995 and Chairman of the Board in May 1996, and served as such through September 1996. Mr. Toh has served as a director of National Auto Credit, Inc. (an originator of sub-prime automobile financing) from 1998 through the present. He is also a Director of Four M. He is a graduate of Rice University.

    DAVID R. BRADFORD, Director. The board of directors elected Mr. Bradford as a Class III Director in January 2000. Mr. Bradford served as senior vice-president and general counsel for Novell, Inc. from 1985 until July 2000. Prior to joining Novell, Inc., he served as western region legal counsel for Prime Computer and as the general manager for Businessland in Los Angeles.
Mr. Bradford is past Chairman of the Board of the Business Software Alliance, the leading business software trade association representing Microsoft, Novell, Adobe and Autodesk, among others. Mr. Bradford also serves on the board of directors of Pervasive Software, Altius Heath, Found.com, SportsNuts.com and Utah Valley State College. Mr. Bradford received his Juris Doctor from Brigham Young University and a Master's degree in Business Administration from Pepperdine University.

    HAL B. HEATON, Director. Dr. Heaton was appointed by the board of directors as a Class II Director on June 14, 2000 to fill a board vacancy. From 1982 to present he has been a professor of Finance at Brigham Young University and between 1988 and 1990 was a visiting professor of Finance at Harvard University. Dr. Heaton holds a Bachelor's degree in Computer Science/Mathematics and a Master's in Business Administration from Brigham Young University, a Master's degree in Economics and a Ph.D. in Finance from Stanford University.

    SAMUEL L. SHIMER, Director. Mr. Shimer was appointed by the board of directors as a Class I Director on April 15, 2001 to fill a board vacancy. From 1997 to present he has been Senior Vice President of Counsel Corporation. He is a Director of FARO Pharmaceuticals, Inc. and IBT Technologies. From 1991 to 1997, Mr. Shimer spent six years with Centre Partners/Corporate Partners, two merchant banking funds affiliated with Lazard Freres & Co., as an associate, then a Vice President, and a principal. Mr. Shimer holds a Bachelor's degree from The Wharton School, University of Pennsylvania, and a Master's degree in Business Administration from Harvard Business School.

NOMINEES TO THE BOARD OF DIRECTORS

    Set forth below are the names of the nominees, principal occupation, the business experience of each for at least the past five years and certain other information concerning each of the nominees.

    ALLAN C. SILBER. Mr. Silber is the Chairman and CEO of Counsel Corporation, which he founded in 1979. He is a member of the board of directors of Impower, Inc. and Proscape Technologies, Inc. He is also Chairman of the Board of FARO Pharmaceuticals, Inc. and a member of the board of trustees of RioCan Real Estate Investment Trust. Mr. Silber attended McMaster University and received a Bachelor of Science degree from the University of Toronto.

    NORMAN CHIRITE. Mr. Chirite is a Senior Vice President and General Counsel of Convergence Holdings Corp., a privately-held marketing services and communications company based in Arlington, Virginia. From 1992 to 2000, Mr. Chirite was a partner in the Corporate Department of Weil, Gotshal & Manges LLP, an international law firm based in New York City, specializing in mergers & acquisitions, corporate finance and private equity transactions.
Mr. Chirite also serves as a director of Iogen Corporation, a privately-held industrial biotechnology firm based in Ottawa, Ontario, Canada. Mr. Chirite received his Bachelor's and Juris Doctor degrees from the University of Michigan.

    ALBERT REICHMANN. From 1996 to present, Mr. Reichmann served as the Chairman and Chief Executive Officer of Heathmount A.E. Corporation, a company established for the creation and development of sports and amusement parks in North America and Asia. He is the Chairman of Olympia & York Developments Limited, a leading international commercial developer recognized for revitalization projects such as the World Financial Center in New York and Canary Wharf in London. Mr. Reichmann is internationally recognized for his humanitarian and charitable efforts which range from Armenian earthquake relief to medical relief for child victims of the Chernobyl nuclear disaster to arranging the first cabinet-level meetings between the governments of Israel and the Soviet Union since the end of the Six-Day War. Mr. Reichmann holds an honorary Degree of Laws from the Faculty of Administrative Studies of York University. Mr. Reichmann has served on the Steering Committee of York University's International Management Center located in Budapest, Hungary since 1988 and is an Advisor to its East-West Enterprise Exchange initiative.
Mr. Reichmann is a founder of the Canada-USSR Business Council established in 1989 by intergovernmental agreement.

    Each officer of I-Link is appointed by the board of directors and holds his office at the pleasure and direction of the board of directors or until such time of his resignation or death.

    There are no material proceedings to which any director, officer or affiliate of I-Link, any owner of record or beneficially of more than five percent of any class of voting securities of I-Link, or any associate of any such director, officer, affiliate of I-Link or security holder is a party adverse to I-Link or any of its subsidiaries or has a material interest adverse to I-Link or any of its subsidiaries.

THE BOARD OF DIRECTORS

    The board of directors oversees the business affairs of I-Link and monitors the performance of management. The board of directors held 15 meetings during the fiscal year ended December 31, 2000. During the fiscal year ended
December 31, 2000, no incumbent director attended fewer than 75 percent of the meetings of the board of directors or of the committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

    AUDIT COMMITTEE. On June 9, 2000, the board of directors approved I-Link's Audit Committee Charter. I-Link's Audit Committee amended and approved the Audit Committee Charter on July 10, 2001. A copy of the Audit Committee Charter is attached as Appendix A. Our audit committee is responsible for making recommendations to the board of directors concerning the selection and engagement of I-Link's independent certified public accountants and for reviewing the scope of the annual audit, audit fees, and results of the audit. The audit committee also reviews and discusses with management and the board of directors such matters as accounting policies and internal accounting controls, and procedures for preparation of financial statements. Mr. Heaton, (Chairman) of the audit committee, and Messrs. Bradford and Toh are the current members of the audit committee. Messrs. Heaton and Bradford are independent, non-employee directors. Mr. Toh was employed by

I-Link from 1992 to 2000. Due to his former employment with I-Link, Mr. Toh is not considered to be an independent director. Mr. Toh was employed by Peat Marwick & Mitchell for 12 years, and has substantial public accounting, public company and audit committee experience. The board of directors determined that because of Mr. Toh's substantial experience in public accounting, with public companies and his substantial audit committee experience derived from his participation on the board of directors and the audit committee of a different public company, combined with his years of experience as an officer and director of I-Link, the best interests of I-Link and its shareholders required Mr. Toh's membership on I-Link's audit committee. Mr. Toh is not currently an employee of I-Link nor is he an immediate family member of an I-Link employee. The audit committee held three meetings during the fiscal year ended December 31, 2000. See "Independent Public Accountants."

    COMPENSATION COMMITTEE. Our compensation committee approves the compensation for executive employees of I-Link. Mr. Bradford is Chairman of the compensation committee. Mr. Heaton is the other member of the committee. The compensation committee held five meetings during the fiscal year ended
December 31, 2000.

    FINANCE COMMITTEE. Our finance committee is responsible for reviewing and evaluating financing, strategic business development and acquisition opportunities. Mr. Edwards is Chairman of the finance committee; Mr. Heaton is the only other member of the finance committee with one vacancy on the committee. The finance committee held 12 meetings during the fiscal year ended December 31, 2000.

    SPECIAL COMMITTEE. Our special committee was formed in January 2001, to advise the board of directors on matters relating to raising funds and capitalization issues. Mr. Bradford was Chairman of the special committee and Messrs. Toh and Heaton were members. The special committee was disbanded in March 2001, after conclusion of the Counsel Corporation transactions with I-Link and Winter Harbor. See "Certain Relationships and Related Transactions".

    We have no nominating committee or any committee serving a similar function.

AUDIT COMMITTEE REPORT

    The following paragraphs in this section constitute information required pursuant to paragraph (e)(3) of Item 7 of the Exchange Act Rule. In accordance with these rules, the information provided in this proxy statement shall not be deemed to be "soliciting material," or to be "filed" with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act. This information shall also not be deemed to be incorporated by reference into any filings by I-Link with the SEC, notwithstanding the incorporation of this Proxy Statement into any of these filings.

    The audit committee performed the following functions:

    - reviewed and discussed I-Link's audited financial statements with management;

    - discussed with I-Link's independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU
      Section 380); SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and
      (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements;

    - received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with the independent accountant the independent accountant's independence in accordance with SEC Rule 201-2.01; and

    - based on the review and discussions above, the Audit Committee recommended to the board of directors that the audited financial statements be included in I-Link's annual report on Form 10-K for the last fiscal year for filing with the SEC.

                                                      By the members of the Audit Committee:

                                                      Hal B. Heaton, Chairman
                                                      David R. Bradford
                                                      Henry Y. L. Toh

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth the aggregate cash compensation paid for services rendered to I-Link during the last three years by each person serving as I-Link's Chief Executive Officer during the last year and I-Link's five most highly compensated executive officers serving as such as of December 31, 2000, whose compensation was in excess of $100,000.

                                             ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                   ---------------------------------------   ------------------------------------
                                                                                            AWARDS      PAYOUTS
                                                                                          ----------   ----------
                                                                                          SECURITIES
                                                               OTHER         RESTRICTED   UNDERLYING
NAME AND                                                       ANNUAL          STOCK       OPTIONS/       LTIP         ALL OTHER
PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)   COMPENSATION($)    AWARDS($)     SARS(#)     PAYOUTS($)   COMPENSATION($)
------------------      --------   ---------   --------   ----------------   ----------   ----------   ----------   ----------------
John W. Edwards ......    2000      225,000(1)    --             --              --          25,000(1)     --            $2,725
  President & CEO         1999      201,115(1)    --             --              --         230,000        --                --
                          1998      133,333(1)    --             --              --          30,000        --                --

Dror Nahumi ..........    2000      200,000(2)    --             --              --       1,750,000        --            $1,700
  President               1999      142,972(2)    --             --              --         250,000        --                --
                          1998       98,887(2)    --             --              --              --        --                --

David E. Hardy .......    2000      200,000(3)    --             --              --         100,000        --                --
  Senior VP, Secretary    1999      146,332(3)    --             --              --              --        --                --
  & General Counsel       1998      132,000(3)    --             --              --              --        --                --

John M. Ames .........    2000      165,000(4)    --             --              --         300,000(4)     --            $9,236
  CFO                     1999      128,462(4)    --             --              --              --        --                --
                          1998       37,369(4)    --             --              --         350,000        --                --

Alex Radulovic .......    2000      200,000(5)    --             --              --         400,000        --            $  615
  VP of Technology        1999      164,734(5)    --             --              --              --        --                --
                          1998      105,218(5)    --             --              --         500,000        --                --

------------------------------

(1) Mr. Edwards began his employment with I-Link in April 1996 and was appointed President and CEO as of September 30, 1996 and resigned as president in December 2000; he resumed his duties as President upon Mr. Nahumi's resignation in January 2001. Mr. Edwards was paid at an annual rate of $125,000 commencing January 1, 1998 even though Mr. Edward's salary was increased to $200,000 effective May 1997, however the salary increase accrued but was not paid from May 1997 to April 2000 when I-Link began to pay his salary at the rate of $225,000. The deferred salary in the amount of $141,875 was paid during 2000. In 2000, we also contributed $1,700 as a match to Mr. Edwards' 401K contribution and paid $1,025 on a life insurance policy. Mr. Edwards resigned as President and Chief Executive Officer on
    May 1, 2001. On that same date he and I-Link executed a Separation and Release Agreement pursuant to which Mr. Edwards will be paid a total of $225,000 over a sixteen month period and was granted benefits including medical insurance over the sixteen month period. All of Mr. Edwards' non-vested 300,000 options to purchase shares of I-Link common stock vested on May 1, 2001.

(2) Mr. Nahumi began his employment with I-Link in June 1997 when I-Link acquired MiBridge of which Mr. Nahumi was the president. Mr. Nahumi was appointed president of I-Link in December 1999. Mr. Nahumi's annual salary during 1998 was $100,000; 2000 was $110,000 which salary was then increased to $200,000 per year when Mr. Nahumi was appointed President. In 2000, we contributed $1,700 as a match to Mr. Nahumi's 401K contribution. Mr. Nahumi resigned as president in January 2001, resulting in forfeiture of 1,270,835 options.

(3) Mr. Hardy became an employee of I-Link on November 1, 1999. Commencing October 1996 and continuing, Mr. Hardy serves as Secretary and General Counsel. I-Link began to pay his salary at the rate of $175,000 in September 1999. The deferred salary was paid in the amount of $23,685 in 1999 and $80,757 in 2000. In January 2000, Mr. Hardy's salary was increased to $200,000 per year.

(4) Mr. Ames began his employment in September 1998; his annual salary during 1998 was $120,000. In September 1999, Mr. Ames salary was increased to $165,000 per year. In 2000, other compensation includes $1,700 contributed as a match to Mr. Ames' 401K contribution and $7,536 paid for vacation not taken. Mr. Ames' employment terminated on May 2, 2001. Pursuant to the severance provisions of his employment agreement, Mr. Ames received a lump sum equal to Mr. Ames' annual salary of $165,000, together with the immediate vesting of all his non-vested options to purchase 125,000 shares of I-Link common stock.

(5) Mr. Radulovic began his employment with I-Link in February 1996; his annual salary during 1997 was $90,000. Mr. Radulovic's salary was increased to $150,000 effective November 1998 and again to $200,000 in October 1999. In 2000, we paid $615 on a life insurance policy for Mr. Radulovic.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (2000)

    The following table sets forth certain information with respect to the options granted during the year ended December 31, 2000, for the persons named in the Summary Compensation Table:

                             NUMBER OF SECURITIES         PERCENT OF TOTAL       EXERCISE OR
                                  UNDERLYING          OPTIONS/SARS GRANTED TO    BASE PRICE    GRANT DATE   EXPIRATION
NAME                       OPTIONS/SARS GRANTED (#)   EMPLOYEES IN FISCAL YEAR    ($/SHARE)     VALUE(1)       DATE
----                       ------------------------   ------------------------   -----------   ----------   ----------
John W. Edwards(2).......             25,000(2)                    *(3)             $2.78      $   36,900     1/1/10
Dror Nahumi(4)...........          1,750,000                    30.9%                2.75       2,670,959     1/3/10
David E. Hardy(1)........            100,000                     1.8%                2.75         147,478     1/3/10
John M. Ames(5)..........            300,000(5)                  5.3%                2.75         442,435     1/3/10
Alex Radulovic...........            400,000                     7.1%                2.75         589,913     1/3/10

------------------------

(1) Determined using the Black Scholes option-pricing model.

(2) Mr. Edwards' employment with I-Link terminated on May 1, 2001, at which time 300,000 of his non-vested options immediately vested according to the terms of his Separation Agreement executed on May 1, 2001.

(3) Indicates less than one percent.

(4) Mr. Nahumi's employment with I-Link terminated on January 8, 2001.

(5) Mr. Ames' employment with I-Link terminated on May 2, 2001, at which time his non-vested options (125,000) vested according to the terms of his Employment Agreement dated January 3, 2000.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
  OPTION/SAR VALUES

    The following table sets forth certain information with respect to options exercised during 2000 by the Named Executive Officers and with respect to unexercised options held by such persons at the end of 2000.

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                    OPTIONS/SARS AT           THE-MONEY OPTIONS/SARS
                                 SHARES                               FY-END (#)                 AT FY END ($)(1)
                               ACQUIRED ON        VALUE       ---------------------------   ---------------------------
NAME                          EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -------------   -------------   -----------   -------------   -----------   -------------
John W. Edwards(2).........        12,000        $43,897       1,709,670(2)     333,330(2)         --             --
Dror Nahumi(3).............            --             --         625,000      1,375,000            --             --
David E. Hardy.............            --             --         841,667         58,333            --             --
John M. Ames(4)............            --             --         441,667(4)     208,333(4)         --             --
Alex Radulovic.............            --             --         711,670        688,330            --             --

------------------------

(1) The calculations of the value of unexercised options are based on the difference between the closing bid price on Nasdaq of the common stock on December 31, 2000, and the exercise price of each option, multiplied by the number of shares covered by the option. Value ascribed to unexercised options at December 31, 2000 was minimal as the exercise price exceeded the closing bid price at December 31, 2000 for the majority of options.

(2) Mr. Edwards' employment with I-Link terminated on May 1, 2001, at which time the vesting schedule accelerated and 300,000 non-vested options immediately vested according to the terms of his Separation and Release Agreement executed on May 1, 2001.

(3) Mr. Nahumi's employment with I-Link terminated on January 8, 2001.

(4) Mr. Ames' employment with I-Link terminated on May 2, 2001, at which time the vesting schedule accelerated and non-vested options (125,000) immediately vested according to the terms of his Employment Agreement dated January 3, 2000.

TEN-YEAR OPTION/SAR REPRICINGS

    The following sets forth certain information with respect to repricing of options and SARs held by any executive officer during the last ten completed fiscal years.

                                             NUMBER OF
                                            SECURITIES                                                         LENGTH OF ORIGINAL
                                            UNDERLYING     MARKET PRICE OF    EXERCISE PRICE                      OPTION TERM
                                           OPTIONS/SARS    STOCK AT TIME OF     AT TIME OF                     REMAINING DATE OF
                                            REPRICED OR      REPRICING OR      REPRICING OR    NEW EXERCISE       REPRICING OR
NAME                              DATE      AMENDED (#)     AMENDMENT ($)     AMENDMENT ($)    PRICE ($)(1)        AMENDMENT
----                            --------   -------------   ----------------   --------------   -------------   ------------------
John W. Edwards, CEO(2).......  12/31/98     1,000,000          $2.563            $7.000           $3.90        7 years 4 months
John W. Edwards...............  12/31/98       250,000          $2.563            $4.875           $3.90        7 years 8 months
John W. Edwards...............  12/31/98       500,000          $2.563            $5.188           $3.90        8 years 8 months
John W. Edwards...............  12/31/98        10,000          $2.563            $4.875           $3.90        8 years 1 months
John W. Edwards...............  12/31/98        10,000          $2.563            $5.375           $3.90        8 years 2 months
John W. Edwards...............  12/31/98        30,000          $2.563            $6.063           $3.90        9 years 1 months
Karl S. Ryser Jr., CFO(3).....  12/31/98       250,000          $2.563            $4.410           $3.90       7 years 10 months
Karl S. Ryser Jr..............  12/31/98       250,000          $2.563            $5.188           $3.90        8 years 9 months
Karl S. Ryser Jr..............  12/31/98       300,000          $2.563            $5.188           $3.90        8 years 9 months
David E. Hardy, Secretary.....  12/31/98       250,000          $2.563            $4.875           $3.90        8 years 2 months
David E. Hardy................  12/31/98       250,000          $2.563            $5.188           $3.90        8 years 9 months
David E. Hardy................  12/31/98       300,000          $2.563            $5.188           $3.90        8 years 9 months

------------------------------

(1) The market price on December 13, 1998 was $2.563. However, on that date all option exercise prices were reset to $3.90 at the discretion of the board of directors.

(2) Mr. Edwards' employment with I-Link terminated on May 1, 2001, at which time the vesting schedule accelerated and 300,000 non-vested options immediately vested according to the terms of his Separation and Release Agreement executed on May 1, 2001.

(3) Mr. Ryser's employment with I-Link terminated on December 15, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The compensation committee administers the compensation program for operating officers of I-Link and bases its decisions on both individual performance and the financial results achieved by I-Link. For the fiscal year ended December 31, 2000, the committee consisted of two non-employee, independent directors and a third director who serves as the Chairman of the Board and the Chief Executive Officer.

    The principal elements of the compensation program for executive officers are base salary and stock options. While bonuses are a potential component of executive officer compensation, no bonuses have been awarded to executive officers. The goals of the program are to give the executive officers incentives to work toward the improved financial performance of I-Link and to reward them for their contributions to I-Link's success. For a summary of fiscal 2000 compensation, see "Compensation of Executive Officers and Directors" above.

    BASE SALARIES. The committee has based its decisions on salaries for I-Link's executive officers, including the Chairman, President, Vice President of Operations and Chief Financial Officer, on a number of factors, both objective and subjective. Objective factors considered include increases in the cost of living, I-Link's overall historical performance and comparable industry data, although no specific formulas based on such factors have been used to determine salaries. Salary decisions are based primarily on the committee's subjective analysis of the factors contributing to I-Link's long-term success and of the executives' individual contributions to such success.

    STOCK OPTIONS. The committee views stock options as its primary long-term compensation vehicle for I-Link's executive officers. Stock options generally are granted at the prevailing market price on the date of grant and will have value only if I-Link's stock price increases. Options granted to executive officers generally vest in quarterly increments over three years beginning on the date of the grant. Some options vest in increments upon the attainment by I-Link of certain performance benchmarks. Grants of stock options generally are based upon the performance of I-Link, the level of the executive's position within I-Link and an evaluation of the executive's past and expected future performance. The committee grants stock options periodically, but not necessarily on an annual basis. On December 13, 1998, the board of directors by unanimous resolution amended the incentive-related qualified and non-qualified stock options previously granted to I-Link employees, directors and consultants (with certain exceptions) to reset those options with an exercise price in excess of $3.90 per share to an exercise price of $3.90 per share. The motivation of the board in taking this action was both to reward these persons for their continued diligence and efforts on behalf of I-Link, recognizing that many of these individuals are being compensated at a salary level below market norms, and to provide added incentive to establish and advance I-Link's business in such a manner that will reflect on I-Link's stock price to bring it up to and beyond the reset exercise price.

    CHIEF EXECUTIVE OFFICER. The salary established in fiscal 2000 for John W. Edwards, the Chairman and former President and Chief Executive Officer of I-Link, was based on the factors and analysis described. Specific factors considered by the committee include the Chairman's current responsibilities with I-Link.

                                          By the members of the Compensation
                                          Committee:

                                          David R. Bradford, CHAIRMAN
                                          Hal B. Heaton

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG I-LINK INCORPORATED, THE RUSSELL
  2000 INDEX AND A PEER GROUP

PERFORMANCE GRAPH

    The following graph compares I-Link's cumulative total stockholder return with that of the Russell 2000 index of small-capitalization companies and a peer group index. The issuers comprising the peer group are IDT Corporation, Premier Technologies, Inc., ICG Communications, Inc. and AlphaNet Solutions, Inc. I-Link chose these companies because they are similar in size, and similar in their lines of business, to I-Link. The graph assumes an initial investment of $100.00 made on December 31, 1995, and the reinvestment of dividends (where applicable). I-Link has never paid a dividend on its common stock.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                AMONG I-LINK CORPORATED, THE RUSSELL 2000 INDEX
                                AND A PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        I-LINK INCORPORATED  RUSSELL 2000  PEER GROUP
Dec-95              $100.00       $100.00     $100.00
Dec-96              $337.50       $116.49     $143.88
Dec-97              $408.33       $142.55     $197.03
Dec-98              $141.67       $138.92     $108.46
Dec-99              $185.40       $168.45     $104.64
Dec-00               $52.07       $163.36      $35.40

     * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX-
     INCLUDING REINVESTMENT OF DIVIDENDS.
     FISCAL YEAR ENDED DECEMBER 31.

    The following represents in table form the same information set forth in the graph above.

                                                       CUMULATIVE TOTAL RETURN ($)
                                     ---------------------------------------------------------------
                                      12/95      12/96      12/97      12/98      12/99      12/00
                                     --------   --------   --------   --------   --------   --------
I-Link Incorporated................   100.00     337.50     408.33     141.67     185.40      52.07
Industry Peer Group................   100.00     116.49     142.55     138.92     168.45     163.36
Russell 2000.......................   100.00     143.88     197.03     108.46     104.64      35.40

DIRECTOR COMPENSATION

    During 1997, directors of I-Link then serving received options to purchase 10,000 shares of common stock on the first business day of January of each year at an exercise price equal to the fair market value of the common stock on the date of grant. On the first business day of January of each year, each director then serving receives an option to purchase 20,000 shares of common stock and, for each committee on which the director serves, an option to purchase 5,000 shares of common stock. The exercise price of these options shall be equal to the fair market value of the common stock on the date of grant. The directors are also eligible to receive options under I-Link's stock option plans at the discretion of the board of directors. In March, 2001, the following directors received cash payments for serving as members of the special committee as follows: Mr. Bradford $9,250, Mr. Toh $9,000, and Dr. Heaton $8,000.

EMPLOYMENT AGREEMENTS

    On September 9, 1999, I-Link entered into a three-year employment agreement with John W. Edwards, Director and former President and Chief Executive Officer of I-Link. Pursuant to the terms of the employment agreement, Mr. Edwards was employed as the President and Chief Executive Officer of I-Link, and was required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Edwards was entitled under his employment agreement to receive compensation at the rate of $225,000 per year and was entitled to a profitability bonus at the discretion of the I-Link board of directors and to participate in fringe benefits of I-Link as are generally provided to executive officers. In addition, Mr. Edwards was granted an option to purchase 200,000 shares of common stock of I-Link at an exercise price of $3.56 per share based on the market price at the date of grant. Of these options, 33,340 vested immediately and 16,666 vest and become exercisable on the first calendar day of each quarter beginning October 1, 2000. In the event of termination by I-Link or in the event of a violation of a material provision of this employment agreement by I-Link which was not remedied for thirty (30) days and after written notice or in the event of a "change in control" (as defined in the agreement), Mr. Edwards was entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the agreement or two years whichever was shorter and all options from that time became fully vested and immediately exercisable. The agreement contained non-competition and confidentiality provisions. Mr. Edwards resigned as President and Chief Executive Officer and terminated his employment with I-Link on May 1, 2001. According to the terms of his Separation and Release Agreement, dated May 1, 2001, Mr. Edwards will be paid a total of $225,000 over a sixteen- month period and will receive benefits including medical insurance over the sixteen- month period. The Separation and Release Agreement also provides for the immediate vesting of all of Mr. Edwards' 300,000 non-vested options to purchase shares of I-Link common stock.

    On January 3, 2000, I Link entered into a three-year agreement with Dror Nahumi, former President of I-Link. Mr. Nahumi was required to devote substantially all of his working time to the business and affairs of I-Link.
Mr. Nahumi was entitled under his employment agreement to receive compensation at the rate of $200,000 per year and was entitled to a profitability bonus at the discretion of the I-Link board of directors and to participate in fringe benefits of I-Link as are generally provided to executive officers. In addition, Mr. Nahumi was granted an option to purchase 1,000,000 shares of common stock of I-Link at an exercise price of $2.75 per share based on the common stock's market price at the date of grant. Of these options, 83,333 vested immediately and 83,333 vest and become exercisable on the first calendar day of each quarter beginning April 1, 2000. Mr. Nahumi was also granted an option to purchase 750,000 shares of common stock as performance accelerated stock options. Vesting of 125,000 of the performance accelerated stock options is to occur when the daily closing stock price attains or exceeds each of the following levels for more than 20 consecutive trading days: $10, $12, $14, $16, $18, $20; provided, however, that the performance accelerated stock options will become fully exercisable on the five year anniversary of their issuance (that is, on January 3, 2005) whether or not the stock price thresholds are attained. In the event of a "change in control" (as defined in the agreement), accelerated vesting of the options will not take place, except in the event of a change of control pursuant to which I-Link's stock is exchanged for the stock of another entity and the options are not rolled-over or otherwise exchanged for similar options of such entity (with like terms and conditions). The agreement contains non-competition and confidentiality provisions. Mr. Nahumi resigned as President in January 2001 resulting in forfeiture of 1,270,835 options.

    On January 3, 2000, I-Link entered into three-year employment agreements with John M. Ames as Senior Vice President, Chief Operating Officer and Acting Chief Financial Officer, and David E. Hardy as Senior Vice President and General Counsel. Pursuant to the terms of the employment agreements, each of the two individuals is required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Ames and Mr. Hardy are entitled under their respective employment agreements to receive compensation at the rate of $165,000 and $200,000 per year, respectively, and are entitled to a profitability bonus at the discretion of the I-Link's board of directors and to participate in fringe benefits of I-Link as are generally provided to executive officers. In addition, Mr. Ames and Mr. Hardy were granted options to purchase 300,000 and 100,000 shares of common stock of I-Link, respectively, at an exercise price of $2.75 per share based on the market price at the date of grant. Of such options, 25,000 and 8,333, respectively, vested immediately and the same amounts vest and become exercisable on the first calendar day of each quarter beginning
October 1, 1999. In the event of termination by I-Link or in the event of a violation of a material provision of the agreement by I-Link which is unremedied for thirty (30) days and after written notice or in the event of a "change in control" (as defined in the agreement), all are entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for twelve months and all options shall thereupon be fully vested and immediately exercisable. The agreements contain non-competition and confidentiality provisions. Mr. Ames resigned as Senior Vice President, Chief Operating Officer and Acting Chief Financial Officer and terminated his employment with I-Link on May 2, 2001. According to the terms of his employment agreement, Mr. Ames will receive a lump sum equal to Mr. Ames' salary, together with the immediate vesting of all his non-vested options to purchase 125,000 shares of I-Link common stock.

    On May 1, 2001, I-Link entered into a three-year employment agreement with Gary J. Wasserson, President and Chief Executive Officer and a director of I-Link. Pursuant to the terms of the employment agreement, Mr. Wasserson is employed as the President, Chief Executive Officer and a director of I-Link, and is required to devote substantially all of his working time to the business and affairs of I-Link. Mr. Wasserson is entitled under his employment agreement to receive compensation at the rate of $225,000 per year and is entitled to a profitability bonus at the discretion of I-Link's board of directors and to participate in fringe benefits of I-Link as are generally provided to executive officers. In addition, Mr. Wasserson was granted an option to purchase 1,300,000 shares of common stock of I-Link at an exercise price of $0.55 per share based on the market price at the date of grant. Of these options, 108,337 vested immediately and 108,333 vest and become exercisable on the first calendar day of each quarter beginning July 1, 2001. In the event of termination by I-Link or in the event of a violation of a material provision of this employment agreement by I-Link which is unremedied for thirty (30) days and after written notice or in the event of a "change in control" (as defined in the agreement), Mr. Wasserson is entitled to receive, as liquidated damages or severance pay, an amount equal to the Monthly Compensation (as defined in the agreement) for the remaining term of the agreement or two years whichever is shorter and all options shall from that time be fully vested and immediately exercisable. The employment agreement contains non-competition and confidentiality provisions.

DIRECTOR STOCK OPTION PLAN

    I-Link's Director Stock Option Plan (DSOP) authorizes the grant of stock options to directors of I-Link. Options granted under the DSOP are non-qualified stock options exercisable at a price equal to the fair market value per share of common stock on the date of any such grant. Options granted under the DSOP are exercisable not less than six (6) months or more than ten (10) years after the date of grant.

    As of December 31, 2000, options for the purchase of 8,169 shares of common stock at prices ranging from $.875 to $3.875 per share were outstanding. As of December 31, 2000, options to purchase 15,228 shares of common stock have been exercised. In connection with adoption of the 1995 Director Plans (as defined below) the board of directors authorized the termination of future grants of options under the DSOP; however, outstanding options granted under the DSOP will continue to be governed by the terms thereof until exercise or expiration of such options.

1995 DIRECTOR STOCK OPTION PLAN

    In October 1995, the stockholders of I-Link approved adoption of I-Link's 1995 Director Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and stock appreciation rights (1995 Director Plan).

    The 1995 Director Plan provides for automatic and discretionary grants of stock options which qualify as incentive stock options (Incentive Options) under
Section 422 of the Internal Revenue Code of 1986, as amended (Code), as well as options which do not so qualify (Non-Qualified Options) to be issued to directors. In addition, stock appreciation rights (SARs) may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

    The 1995 Director Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 250,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Director Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Director Plan for the grant of additional options or rights to any eligible employees. The shares of common stock subject to the 1995 Director Plan may be made available from either authorized but unissued shares, treasury shares, or both.

    The 1995 Director Plan also provides for the grant of Non-Qualified Options on a non-discretionary basis pursuant to the following formula: each member of the board of directors then serving shall receive a Non-Qualified Option to purchase 10,000 shares of common stock at an exercise price equal to the fair market value per share of the common stock on that date. Pursuant to such formula, directors received options to purchase 10,000 shares of common stock as of October 17, 1995, options to purchase 10,000 shares of common stock on January 2, 1996, and will receive options to purchase 10,000 shares of common stock on the first business day of each January. The number of shares granted to each board member was increased to 20,000 in 1998. In addition, the board member will receive 5,000 options for each committee membership. Each option is immediately exercisable for a period of ten years from the date of grant. I-Link has 190,000 shares of common stock reserved for issuance under the 1995 Director Plan. As of December 31, 2000, options exercisable to purchase 170,000 shares of common stock at prices ranging from $1.00 to $1.25 per share are outstanding under the 1995 Director Plan. As of December 31, 2000, options to purchase 60,000 shares have been exercised under the 1995 Director Plan.

1995 EMPLOYEE STOCK OPTION PLAN

    In October 1995, the stockholders of I-Link approved adoption of I-Link's 1995 Employee Stock Option and Appreciation Rights Plan ("1995 Employee Plan"), which plan provides for the issuance of Incentive Options, Non-Qualified Options and SARs.

    Directors of I-Link are not eligible to participate in the 1995 Employee Plan. The 1995 Employee Plan provides for the grant of stock options which qualify as Incentive Stock Options under Section 422 of the Code, to be issued to officers who are employees and other employees, as well as Non-Qualified Options to be issued to officers, employees and consultants. In addition, SARs may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

    The 1995 Employee Plan provides for the grant of Incentive Options, Non-Qualified Options and SARs of up to 400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then-unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1995 Employee Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1995 Employee Plan for the grant of additional options or rights to any eligible employee. The shares of common stock subject to the 1995 Employee Plan may be made available from either authorized but unissued shares, treasury shares, or both. I-Link has 400,000 shares of common stock reserved for issuance under the 1995 Employee Plan. As of December 31, 2000, options to purchase 302,000 shares of common stock have been granted under the plan and 182,750 were outstanding with an exercise price of $3.90 per share have been granted under the 1995 Employee Plan. As of December 31, 2000, 119,250 options have been exercised under the 1995 Employee Plan.

1997 RECRUITMENT STOCK OPTION PLAN

    In October 1997, the stockholders of I-Link approved adoption of I-Link's 1997 Recruitment Stock Option and Appreciation Rights Plan, which plan provides for the issuance of incentive options, non-qualified options and SARs (1997
Plan).

    The 1997 Plan provides for automatic and discretionary grants of stock options, which qualify as incentive stock options (Incentive Options) under
Section 422 of the Code, as well as options which do not so qualify (Non-Qualified Options). In addition, stock appreciation rights (SARs) may be granted in conjunction with the grant of Incentive Options and Non-Qualified Options. No SARs have been granted to date.

    The 1997 Plan, as amended in 2000, provides for the grant of Incentive Options, Non-Qualified Options and SARs to purchase up to 7,400,000 shares of common stock (subject to adjustment in the event of stock dividends, stock splits and other similar events). The price at which shares of common stock covered by the option can be purchased is determined by I-Link's board of directors; however, in all instances the exercise price is never less than the fair market value of I-Link's common stock on the date the option is granted. To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period of exercisability specified therein, it will expire as to the then unexercised portion. If any Incentive Option, Non-Qualified Option or SAR terminates prior to exercise thereof and during the duration of the 1997 Plan, the shares of common stock as to which such option or right was not exercised will become available under the 1997 Plan for the grant of additional options or rights. The shares of common stock subject to the 1997 Plan may be made available from either authorized but unissued shares, treasury shares, or both. As of December 31, 2000, options to purchase 5,350,673 shares of common stock have been granted under the plan and 4,939,253 were outstanding with exercise prices of $1.19 to $13.88 per share. As of December 31, 2000, 411,420 options have been exercised under the 1997 Plan.

2000 EMPLOYEE STOCK PURCHASE PLAN

    In October 2000, the stockholders of I-Link approved adoption of I-Link's 2000 Employee Stock Purchase Plan which plan provides for the purchase and issuance of common stock to all eligible employees (Stock Purchase Plan).

    The purpose of the Stock Purchase Plan is to induce all eligible employees of I-Link (or any of its subsidiaries) who have been employees for at least three months to encourage stock ownership of I-Link by acquiring or increasing their proprietary interest in I-Link. The Stock Purchase Plan is designed to encourage employees to remain in the employ of I-Link. It is the intention of I-Link to have the Stock Purchase Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code, as amended ("Code") to issue shares of common stock to all eligible employees of I-Link (or any of I-Link's subsidiaries) who have been employees for at least three months.

    The Stock Purchase Plan provides for the purchase of common stock in the aggregate, up to 2,500,000 shares of common stock (which number is subject to adjustment in the event of stock dividends, stock splits and other similar events). As of December 31, 2000, 23,494 shares of common stock had been purchased under the Stock Purchase Plan. To the extent that an option is not exercised within the period of exercisability specified in the option, it will expire as to the then unexercised portion. If any option terminates prior to its exercise and during the duration of the Stock Purchase Plan, the shares of common stock as to which the option or right was not exercised will become available under the Stock Purchase Plan for the grant of additional options or rights to any eligible employee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Edwards is Chairman of I-Link's Board of Directors. Mr. Edwards resigned his seat on the Compensation Committee effective April 29, 2000. David R. Bradford is a non-employee director. Pending their election, Messrs. Chirite, Silber and Reichmann will serve as non-employee directors of I-Link. See "Information About Directors and Executive Officers" generally, and "Information About Directors and Executive Officers--Employment Agreements" and "Information About Directors and Executive Officers--Compensation of Executive Officers and Directors" as well as "Information About I-Link Stock Ownership."

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Compensation of Executive Officers and Directors" for descriptions of the terms of employment and consulting agreements between I-Link and certain officers, directors, and other related parties.

    Winter Harbor, LLC purchased an ownership interest in Tenfold Corporation, a consulting company with which we contracted to develop a new internal information system. In March 1999, Winter Harbor transferred ownership of the investment to First Media TF Holdings, LLC, an affiliate of Winter Harbor, LLC. First Media TF Holdings, LLC beneficially owns 10.6% of Tenfold's common stock. Our referral to Tenfold did not come through Winter Harbor, and Winter Harbor played no part in the negotiation of such consulting arrangement. In the first quarter of 1999, we concluded that the developmental internal information system would not significantly enhance our existing billing and information systems or meet our internal information needs and accordingly did not justify paying additional contracted expenses of approximately $1,000,000. Accordingly, we recorded a write-down on the in-process system development of $1,847,288.

TRANSACTIONS WITH WINTER HARBOR, L.L.C.

    Winter Harbor, L.L.C. (Winter Harbor) is owned by First Media, L.P., a private media and communications company which is a private investment principally of Richard E. Marriott and his family. I-Link's general counsel, David E. Hardy, is a brother of Ralph W. Hardy, Jr. who is general counsel and a minority equity holder in Winter Harbor. David E. Hardy has no ownership in or association with Winter Harbor. As a result of this relationship, as well as personal relationships of David E. Hardy with the principals of Winter Harbor, discussions were initiated which led to Winter Harbor's investments in I-Link, which are summarized below.

    Between January 1999 and March 2001, I-Link entered into numerous financing arrangements with Winter Harbor including a bridge loan facility, standby letter of credit, financing agreements, and lines of credit. In consideration for providing these financing arrangements, Winter Harbor was granted certain notes and warrants by I-Link. Winter Harbor also purchased for cash and exchange of debt and interest shares of preferred stock and converted debt into additional warrants. As a result of all of these transactions, as of March 1, 2001, Winter Harbor held warrants to purchase 33,540,000 shares of common stock, 14,404 shares of Series N preferred stock, and 4,122 shares of Series M convertible stock.

    On March 1, 2001 I-Link entered into a Warrant Exchange Agreement with Winter Harbor. Pursuant to the terms and provisions of this Agreement, Winter Harbor agreed to assign, transfer, convey and deliver to I-Link warrants to acquire 33,540,000 shares of common stock of I-Link beneficially owned by Winter Harbor (including 5,000,000 warrants issued upon conversion of the convertible debt discussed above) in exchange for the issuance by I-Link to Winter Harbor of 5,000,000 shares of I-Link's common stock. As a result of this warrant exchange, Winter Harbor is no longer the principal beneficial owner of the Company's outstanding capital stock as the term "beneficial owner" under the Securities Exchange Act of 1934.

TRANSACTIONS WITH COUNSEL CORPORATION

    On March 1, 2001 I-Link entered into the Loan Agreement with Counsel Communications, LLC (Counsel LLC), a wholly-owned subsidiary of Counsel Corporation (U.S.), (collectively, Counsel). On February 26, 2001, I-Link and Counsel entered into a binding term sheet, which term sheet contemplated both a financing transaction with Counsel by means of a Loan Agreement and a strategic acquisition of Nexbell Communications, Inc. by means of an Agreement and Plan of Merger. Under the terms of the Loan Agreement, Counsel LLC agreed to make periodic loans to I-Link in the aggregate principal amount not to exceed $10,000,000 (subsequently increased to $12,000,000 on May 8, 2001), $3,000,000 of which principal amount was available to I-Link immediately upon the execution of the Loan Agreement. In connection with the Loan Agreement, I-Link executed a Loan Note payable to Counsel Corporation (U.S.) on the maturity date, also dated March 1, 2001, in the principal amount of $10,000,000 (Loan Note) at an interest rate of nine percent (9%) per annum. The Loan Note was subsequently amended to increase the principal amount loaned to I-Link from $10,000,000 to $12,000,000 on May 8, 2001.

    The $12,000,000 capital investment by Counsel was structured as a three-year note convertible, at the option of Counsel, into the shares of common stock of I-Link at a conversion price of $0.56 per common share (Conversion Price), representing 105% of the average closing transaction price of I-Link's common shares over the consecutive five-day trading period ending February 26, 2001, the date on which I-Link and Counsel executed the Binding Term Sheet. The Conversion Price is subject to adjustment in accordance with the terms and provisions of the Loan Agreement. The Loan Agreement also provides for traditional anti-dilution protection and is subject to certain events of default. Proceeds to I-Link will be a maximum of $12,000,000 less debt issuance costs of approximately $700,000.

    By executing the Loan Agreement, I-Link granted Counsel LLC a first priority security interest in all of I-Link's assets owned at the time of the execution of the Loan Agreement or acquired after the execution, including but not limited to I-Link's accounts, general intangibles, inventory, equipment, books and records, and negotiable instruments held by I-Link. The Loan Agreement also included demand registration rights for the common stock issuable upon conversion of the Loan Agreement.

    On March 1, 2001 I-Link entered into a Securities Support Agreement with Counsel LLC for the purposes of providing certain representations and commitments by I-Link to Counsel LLC. Under the terms and provisions of this Securities Support Agreement, I-Link agreed to appoint two designees of Counsel, reasonably acceptable to I-Link, to the board of directors of I-Link. Immediately following the initial funding of the Loan Note, I-Link agreed to solicit the proxies of I-Link's shareholders to elect three additional nominees designated by Counsel. I-Link's Compensation and Audit Committees will each include at least one Counsel director. I-Link also agreed to commit to various corporate governance restrictions concerning the sale and disposition of I-Link's assets, mergers and acquisitions, incurring funded indebtedness.

    On March 1, 2001, Winter Harbor and First Media, L.P., the parent company of Winter Harbor (collectively, Winter Harbor), and Counsel entered into a Securities Purchase Agreement. Winter Harbor and Counsel conducted separate and independent negotiations concerning the purchase by Counsel of the Series M and N preferred stock of I-Link then held by Winter Harbor. I-Link was not a party to this transaction. Under the terms of the Securities Purchase Agreement, Counsel agreed to purchase from Winter Harbor all of the debt and equity securities held by Winter Harbor in I-Link, including shares of Series M and N preferred stock, beneficially owned by Winter Harbor for $5,000,000 aggregate consideration.

    On March 7, 2001, as part of the agreements discussed above, Counsel converted all of the Series M and N convertible preferred stock it obtained from Winter Harbor into 61,966,057 shares of I-Link's common stock. The Series N shares were converted at an equivalent of $1.25 per common share and Series M shares at $0.56 per common share.

    On April 17, 2001 I-Link entered into an Agreement and Plan of Merger (Agreement) by and among I-Link and I-Link Acquisition Corp., a Delaware corporation and I-Link's wholly owned subsidiary (Merger Sub), on the one hand, and WebToTel, Inc., a Delaware corporation (WebToTel), Counsel, and certain other shareholders including DHR International and Hayes Reilly, on the other hand. Counsel is both the principal shareholder of WebToTel and I-Link's principal beneficial stockholder. WebToTel is the parent company of Nexbell Communications, Inc. In the Agreement, the Merger Sub agreed to be merged with WebToTel and the outstanding shares of WebToTel's common stock, par value $0.001 per share were converted into 17,454,333 shares of I-Link's common stock. On April 17, 2001, each share of WebToTel's common stock issued and outstanding, by virtue of the merger and without any action on the part of these holders, was converted into the right to receive 0.1313 of a share of I-Link's common stock. Each share of the Merger Sub's common stock was converted into one share of common stock of WebToTel. Each shareholder surrendered its certificate of WebToTel's common stock to I-Link and received I-Link shares of common stock in exchange for the portion of the consideration into which the shares of WebToTel common stock represented by these certificates were converted. I-Link issued 17,434,489 shares of I-Link common stock to Counsel, 10,914 shares of I-Link common stock to DHR International, and 8,930 shares of I-Link common stock to Hayes Reilly, an aggregate of 17,454,333 shares of I-Link common stock.

    Nexbell financial statements for the year ended December 31, 2000 are incorporated by reference in this Proxy Statement and are being delivered to the stockholders with this Proxy Statement. The unaudited pro forma combined condensed financial statements at March 31, 2001 are included in this Proxy Statement as Appendix D.

    On June 6, 2001, I-Link and Counsel Corporation (Counsel) entered into a Loan and Security Agreement (Loan Agreement). Under the terms of the Loan Agreement, any monies advanced to I-Link between June 6, 2001 and April 15, 2002, in the amount not to exceed $10,000,000, will be governed by the terms and provisions of the Loan Agreement. In connection with the Loan Agreement, I-Link will execute a note payable to Counsel, due June 6, 2002, at an interest rate of ten percent (10%) per annum.

    By executing the Loan Agreement, I-Link will grant Counsel a security interest in all of I-Link's assets owned at the time of the execution of the Loan Agreement or acquired after the execution, including but not limited to I-Link's accounts, general intangibles, inventory, equipment, books and records, and negotiable instruments held by I-Link.

    As of the date of this filing, approximately $3.23 million of the total loan amount was funded and approximately $6.77 million is available for future funding under the terms of the credit facility.

TRANSACTION WITH WORLDXCHANGE COMMUNICATIONS, INC.

    On June 4, 2001, I-Link Incorporated through it's wholly-owned subsidiary WorldxChange Corp., (f/k/a PT-1 Counsel, Inc., a/k/a PT-I Long Distance, Inc.), a Delaware corporation (Buyer or Subsidiary), entered into a Multi-Party Agreement (Agreement) with Counsel Corporation, a Canadian corporation (Counsel Corp.), WorldxChange Communications, Inc., the debtor-in-possession (Debtor), George Farley, in his capacity as Trustee of the D&K Grantor Retained Annuity Trust, a holder in due course of a security interest in the Purchased Assets (as the term is defined below) (Trust), and with the consent as to specified provisions of the Official Committee of Unsecured Creditors. Under the terms and provisions of the Agreement, Counsel Corp. designated the Buyer, as its affiliate, to assume all of Counsel Corp.'s rights and responsibilities with respect to the Debtor's assets purchased by Counsel Corp. at an auction conducted under the supervision of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (Bankruptcy Court), in the matter known as In re: World Access, Inc., et al., Case No. 01-B-14633 held on May 24, 2001 (Purchased Assets). The Bankruptcy Court entered an Order Approving Auction Sale on May 25, 2001.

    The Purchased Assets included all of the assets employed in the Debtor's operations in the United States and consisted of the Debtor's equipment, inventory, retail long distance business, accounts receivable, licenses, permits, authorizations, software programs and related technology. On June 4, 2001 (Closing), the Debtor transferred the Purchased Assets to Buyer pursuant to a Debtor's Bill of Sale and the Trust received $13,000,000 consideration paid by Counsel for its acquisition of the Purchased Assets. (The cash consideration represents an advance to the Subsidiary of funds necessary to purchase the Purchased Assets under that certain Term Loan extended by Counsel to the Subsidiary, and discussed below in detail.)

    Under the terms of the Agreement, the Buyer has the right to cause the Debtor to assume or reject, at Buyer's election, each of the Debtor's telecommunications equipment leases, carrier and service agreements and other executory contracts. On June 27, 2001, the Buyer and Telecommunications Finance Group (Siemens Carrier networks, LLC) (Siemens) entered into eight (8) separate equipment leases pursuant to which Buyer leased all telecommunications equipment previously leased from Siemens by the Debtor. The equipment leases have the following terms: (1) each lease term is 48 months commencing June 2, 2001 with the first payment due July 1, 2001, (2) each lease rate is 8% percent, (3) for the first six months of each lease term, the aggregate monthly payments are $150,000 per month plus applicable sales tax, (4) the remaining forty-two monthly lease payments total $231,361 per month plus applicable sales tax,
(5) the fair market value buyout option under each lease will be no greater than 10 1/2% of the lease equipment value, and (6) the aggregate leased equipment value is $9,000,000.

    The Buyer also has an exclusive right to retain the first $2,700,000 of any sums collected on the Debtor's wholesale accounts receivable. Any sums over and above the sum of $2,700,000 collected on the Debtor's wholesale accounts receivable will be remitted by the Buyer to the Trust, as those sums are received. As of the date of this filing, I-Link provides no assurance as to whether it will be successful in its efforts to collect sums on the Debtor's wholesale accounts receivable, if any, as it was anticipated under the terms and provisions of the Agreement.

    To fund the acquisition of the Purchased Assets, Counsel Corp. agreed to provide a secured loan to I-Link in the aggregate amount of $15,000,000, $13,000,000 of which proceeds were utilized. The terms and provisions of the Term Loan are described in the June 3, 2001 non-binding term sheet by and between I-Link and Counsel (the Term Sheet) and in the June 4, 2001 Secured Term Loan agreement by and between the same parties (collectively, the Term Loan).

    The Term Loan is secured against all assets of I-Link and the Subsidiary and guaranteed by I-Link. Outstanding balances (including any accrued and unpaid interest) under the Term Loan bear interest of 10% per cent per annum and are payable quarterly in arrears and in cash on the last business day of each quarter. The payment of cash interest by the Subsidiary or I-Link may be waived by Counsel. Any interest payment waiver executed by Counsel will not impact the accrual of interest on the Term Loan. The Term Loan will mature one year after the Closing. The Term Loan maturity date may be extended upon mutual agreement of both Counsel and I-Link. The Term Loan may be prepaid at any time prior to the maturity, without penalty.

    At Closing, I-Link issued to Counsel warrants to purchase 5,000,000 shares of common stock of I-Link at an exercise price of $0.60 per share. If the Term Loan is not repaid within three months of the Closing, I-Link will issue Counsel warrants to purchase an additional 5,000,000 shares of common stock of I-Link at an exercise price of $0.60 per share. Similarly, if the Subsidiary does not repay the Term Loan within the six months of the Closing, I-Link will issue Counsel warrants to purchase an additional 5,000,000 shares of common stock of the Company at an exercise price of $0.60 per share.

    In any event, the Subsidiary must make compulsory prepayments from the following proceeds:

    - 100% of the net proceeds from the funding of an accounts receivable lending facility or future debt issuance by the Subsidiary; or

    - 100% of the net proceeds from asset sales by the Subsidiary or I-Link in excess of an amount to be determined; or

    - 50% of the net proceeds from the future issuance of equity or equity-linked securities by I-Link, excluding net proceeds used to make acquisitions and net proceeds used to fund any approved expanded business plan.

    Presently, I-Link's Articles of Incorporation authorize the issuance of up to 150,000,000 shares of common stock, of which 112,600,636 shares are issued and outstanding at the close of business on the Record Date. I-Link may not have a sufficient number of shares of common stock authorized for issuance under I-Link's warrants issuable to Counsel under the provisions of the Term Loan arrangement discussed above unless our Proposal 3 relating to an amendment to the Articles of Incorporation of I-Link is approved to increase our authorized number of shares of Common Stock from 150,000,000 to 300,000,000 shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    PricewaterhouseCoopers LLP has been selected independent accountants for the fiscal year 2001. Representatives of PricewaterhouseCoopers are expected to be present at the stockholders annual meeting. They will have an opportunity, if they so desire, to make a statement and respond to appropriate questions from the shareholders. The audit committee has considered the compatibility of non-audit services by PricewaterhouseCoopers in relationship to maintaining the auditor's independence.

    For the calendar year 2000, fees to PricewaterhouseCoopers LLP were as follows:

    - audit fees of approximately $102,000 of which an aggregate amount of $23,000 had been billed through December 31, 2001.

    - all other fees in 2000 were $111,000.

    - there were no fees paid for financial information systems design and implementation.

                                   PROPOSAL 1
 TO ELECT TWO NEW CLASS III DIRECTORS, EACH TO SERVE FOR THREE YEARS AND UNTIL
  HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED; AND TO ELECT ONE CLASS II DIRECTOR TO SERVE FOR THE TERM OF HIS CLASS AND UNTIL HIS SUCCESSOR HAS BEEN
                          DULY ELECTED AND QUALIFIED.

    The board of directors has concluded that the election of Messrs. Chirite and Reichmann as Class III Directors and of Mr. Silber as a Class II Director are in I-Link's best interest and recommends approval of their election. Biographical information concerning Messrs. Chirite, Reichmann and Silber can be found under "Information About Directors and Executive Officers." The remaining directors will continue to serve in their positions for the remainder of their respective terms.

    Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted for the election of Messrs. Chirite, Reichmann and Silber. Although the board of directors of I-Link does not contemplate that any of these individuals will be unable to serve, if such a situation arises prior to the annual meeting, the persons named in the enclosed proxy will vote for the election of any other person the board of directors may choose as a substitute nominee.

VOTE REQUIRED FOR APPROVAL

    Each of Messrs. Chirite, Reichmann and Silber must receive a plurality of the votes cast in order to be elected. The board of directors unanimously recommends a vote FOR the election of Messrs. Chirite, Reichmann and Silber.

                                   PROPOSAL 2
 TO APPROVE A REVERSE SPLIT OF I-LINK'S COMMON STOCK, TO BE IMPLEMENTED IN THE
  DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF I-LINK'S COMMON STOCK ON
                          THE NASDAQ SMALLCAP MARKET.

    The board of directors has adopted a resolution authorizing action to adopt and effect a reverse split of I-Link's common stock upon the terms and conditions described below. The board of directors took this action in response to actions taken by The Nasdaq Stock Market (Nasdaq) to delist I-Link's common stock because of our alleged failure to comply with various continued listing criteria of Nasdaq, including the minimum bid price requirement of $1.00 per share, the market capitalization requirement of $35,000,000, and the shareholder approval requirement (it was alleged that I-Link's acquisition of Nexbell Communications, Inc., from its parent company, WebToTel, Inc., should have been approved by I-Link's stockholders). On May 17, 2001, a hearing was held before a panel of the Nasdaq Listing Qualifications Panel (Panel), relating to the various concerns raised by the staff of the Nasdaq Listing Qualifications Hearing Department (Staff).

    On July 17, 2001, the Panel issued a decision to continue listing of I-Link's securities on Nasdaq in accordance with the exception from the continued listing criteria. Under the terms and conditions of the exception, I-Link is required to meet certain interim performance, corporate governance and disclosure milestones. Specifically, on or before August 3, 2001, I-Link must file a proxy statement with the Securities and Exchange Commission and Nasdaq evidencing I-Link's intent to seek shareholder approval for a reverse stock split to comply with the minimum bid price of $1.00 per share. Also, the proxy statement must evidence I-Link's intent to seek shareholder ratification for the issuance of shares in connection with the April 17, 2001 WebToTel, Inc. merger (NexBell transaction) and the March 1, 2001 loan transaction with Counsel Corporation (Note transaction). On July 30, 2001, I-Link filed a revised preliminary proxy statement with the SEC and Nasdaq. I-Link's compliance with the first requirement necessary for continued listing on the Nasdaq SmallCap market was acknowledged in the Staff correspondence dated August 9, 2001. As a result of its compliance with the foregoing requirement, the Panel determined to continue the continued listing exception through September 5, 2001. On
August 16, 2001, the Nasdaq Staff satisfied I-Link's request for an extension to effect the proposed reverse stock split and extended the compliance deadline from September 5, 2001 to September 13, 2001. Upon complying with these milestones, I-Link must, on or before September 13, 2001, submit to Nasdaq documentation evidencing receipt of shareholder ratification of share issuances in connection with the NexBell and Note transactions. In addition, on or before September 13, 2001, I-Link must demonstrate a closing bid price of at least $1.00 per share (through a reverse stock split or share price appreciation) and must maintain its share price above $1.00 for at least 10 consecutive trading days. Finally, on or before September 13, 2001, I-Link must evidence market capitalization of at least $35,000,000 criteria also for at least 10 consecutive trading days.

    The exception will expire on September 13, 2001 subject to these milestones being achieved and evidenced by I-Link. In the event that I-Link is deemed to have met all of the terms of the exception, I-Link's securities will continue to be listed on Nasdaq. I-Link has presented the Panel with a definitive plan that should enable the company to achieve compliance with continued listing criteria during the period of time set forth in the Panel's decision. However, there is no assurance that it will be able to do so. If the stockholders do not approve the reverse stock split proposal and the stock price does not otherwise increase to greater than $1.00 per share, we expect our common stock to be delisted after the expiration of the exception on September 13, 2001. Should I-Link's securities cease to be listed on Nasdaq, the company's securities may continue to be listed on the OTC-Bulletin Board. As of the date of this filing, I-Link is not in compliance with the Nasdaq market capitalization continued listing criterion. There is no assurance that I-Link will comply with this requirement even if the proposed reverse stock split is effected as described in this proxy statement. Under the terms of the Panel's July 17, 2001 decision (as well as its August 16, 2001 reiteration), I-Link's non-compliance with the market capitalization criterion, on or before September 13, 2001, will result in the de-listing of its securities from the Nasdaq SmallCap market.

    The board of directors has authorized and requested that you approve a reverse split of the outstanding shares of common stock in a proportion to be determined by the board of directors; and further that the board of directors be empowered to forego the implementation of the reverse split, if in its exercise of its fiduciary obligations the board of directors deems the reverse split not to be in the best interests of stockholders. Assuming that this proposal is approved by the stockholders, it is the board of directors' intention to implement a reverse split if necessary to maintain the Nasdaq listing. If the issues are resolved by virtue of a rebound in the bid price for shares of I-Link's common stock that is satisfactory to the Panel then the board of directors will not take action to implement the reverse split. If, however, the bid price deficiency does not rectify itself, then if you approve this proposal, the board of directors will have to determine whether to effect the reverse split, as well as to determine the ratio of any reverse split to be effected. In determining the ratio of any reverse split to be effected, the board of directors will consider various factors including market conditions, the pre-split bid price per share, and the tendency of stock prices to trade at lower prices after reverse splits are implemented. It is the current thinking of the board of directors that any such split would be at a level of approximately one for six. As of August 16, 2001, the closing price of I-Link's common stock was $0.26. I-Link shall not issue fractions of shares of new common stock in connection with any split. Stockholders who, immediately prior to the effective time of the reverse split, own a number of shares of common stock which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of shares of new common stock, be rounded to the nearest whole number.

    The reverse stock split will not have a significant affect any stockholder's proportionate equity interest in I-Link. The reverse stock split will not have any material impact on the aggregate capital represented by the shares of common stock for financial statement purposes. Nor will adoption of the reverse stock split reduce the number of shares of common stock authorized for issuance nor will it change the par value of the common stock, but it will reduce the number of shares of common stock presently issued and outstanding. However, the proposed reverse split will have the effect of increasing the number of I-Link's common stock shares available for issuance. The rights and privileges of holders of shares of common stock will remain the same after the reverse stock split.

    The decrease in the number of shares of common stock outstanding as a consequence of the reverse stock split should increase the per share price of the common stock, which may encourage greater interest in the common stock and possibly promote greater liquidity for I-Link's stockholders. However, the increase in the per share price of the common stock as a consequence of the reverse stock split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the reverse stock split. There can be no assurance that the favorable effects described above will occur, or that any increase in the per share price of the common stock resulting from the reverse stock split will be maintained for any period of time.

    The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of I-Link's common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of reverse stock split. In addition, the reduced number of shares that would be outstanding after the reverse stock split will likely significantly reduce the trading volume of I-Link's common stock and could otherwise adversely affect the liquidity of I-Link's common stock.

    The management of I-Link does not currently intend to engage in any future transactions or business combinations which would qualify I-Link for deregistration of the common stock from the reporting and other requirements of federal securities laws.

    After the stockholders' vote for this proposal and the board of directors' determination that the reverse stock split is in I-Link's and the stockholders' best interests, I-Link's board of directors will determine the reverse stock split ratio and the effective date of this reverse stock split (Effective Date). I-Link will then file Articles of Amendment to I-Link's Articles of Incorporation with the Department of State of the State of Florida stating the reverse stock split ratio. Appendix B, is attached at the end of this document and contains the proposed language for Article III, Paragraph (A). We reserve the right to modify the form of the proposed amendment to the extent that it may be necessary to do so in order to comply with applicable law. The reverse stock split will become effective at the time specified in the Articles of Amendment, which will most likely be some time shortly after the filing of the Articles of Amendment. Commencing on the Effective Date, each currently outstanding stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of shares resulting from the reverse stock split will be issued as currently outstanding certificates are transferred. However, I-Link will provide stockholders with instructions as to how to exchange their certificates and encourage them to do so. I-Link will obtain a new CUSIP number for I-Link's shares of common stock.

    To the extent a stockholder holds a number of shares that would result in a residual fractional share, I-Link will issue to that stockholder the next whole number of shares of new common stock. As of July 23, 2001, I-Link had 663 stockholders of record and believes that the total number of beneficial holders of the common stock of I-Link to be approximately 16,500, based on information received from the transfer agent and those brokerage firms who hold I-Link's securities in custodial or "street" name. After the reverse stock split I-Link estimates that, based on the stockholdings as of July 23, 2001, I-Link will continue to have approximately the same number of stockholders. Counsel has not indicated as to how it is going to vote on Proposal 2.

    There can be no assurance that the market price of the common stock after the reverse stock split will be a multiple represented by the reverse stock split ratio times the market price before the reverse stock split, that this price will either exceed or remain in excess of the current market price, or that the common stock will continue to be listed on Nasdaq.

OPTIONS AND OTHER WARRANTS

    I-Link has outstanding various options and other warrants to acquire up to an aggregate of approximately 15,423,000 shares of common stock at various exercise prices as of July 23, 2001. Pursuant to the adjustment provisions set forth in the governing documents the amount of common stock issuable pursuant to these options and warrants will be reduced by dividing the total number by the reverse stock split ratio, and the exercise prices will be increased by a factor of the reverse stock split ratio.

FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax consequences of the reverse stock split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. Therefore, stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

    The reverse stock split will be a tax-free recapitalization for I-Link and I-Link's stockholders to the extent that currently outstanding shares of stock are exchanged for other shares of stock after the split.

    The new shares in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of stock held by that stockholder immediately prior to the reverse stock split if no fractional shares are present. If fractional shares are present as a result of the split, and the stockholder realizes a gain on the exchange, the stockholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the stockholder disposes of the new stock in a taxable transaction. The stockholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

VOTE REQUIRED FOR APPROVAL

    All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 2. The approval of a reverse split of I-Link's common stock, to be implemented in the discretion of the board of directors, if and to the extent that the board of directors deems appropriate to maintain the listing of I-Link's common stock on The Nasdaq SmallCap Market must be approved by (a) a vote of at least the majority of the holders of I-Link's issued and outstanding common stock and the Series N preferred stock who hold five percent or more of I-Link's outstanding common stock, and (b) a vote of a majority of shares issued and outstanding of I-Link common stock including the Series N preferred stock on an as-converted basis held by I-Link's officers, directors, and those persons who hold five percent or more of I-Link's outstanding common stock. Therefore, since a majority of all outstanding voting shares is required, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will count "against" Proposal 2. The board of directors unanimously recommends a vote FOR the approval of the reverse split of I-Link's common stock.

                                   PROPOSAL 3
    TO APPROVE AN AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION INCREASING I-LINK'S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK (PAR VALUE $.007 PER SHARE)
                    FROM 150,000,000 TO 300,000,000 SHARES.

    The board of directors recommends increasing I-Link's authorized number of shares of common stock, par value $.007 per share, from 150,000,000 to 300,000,000 shares. Specifically, the board of directors recommends amending
Article III of the Articles of Incorporation by deleting paragraph (a) in its entirety and substituting the following language:

    "(a) Three Hundred Million (300,000,000) shares of common stock, having a par value of $.007 per share (the "Common Stock")."

    Appendix B, attached at the end of this document, contains the existing language of Article III, Paragraph (a) as well as the proposed language. The proposed amendment to I-Link's Articles of Incorporation will be filed with the Department of State of the State of Florida if this Proposal 3 is approved. We reserve the right to modify the form of the proposed amendment to the extent that it may be necessary to do so in order to comply with applicable law.

REASONS AND EFFECT OF THE INCREASE IN AUTHORIZED NUMBER OF SHARES

    Presently, I-Link's Articles of Incorporation authorize the issuance of up to 150,000,000 shares of common stock, of which 112,600,636 shares were issued and outstanding at the close of business on the Record Date. The authorized number of shares of preferred stock is and will remain 10,000,000 shares.

    I-Link may require additional authorized shares of I-Link's common stock for issuance in the future based upon various outstanding option and purchase plans, warrants and other commitments by I-Link as issuances under these various plans may exceed the number of currently authorized, but unissued shares of I-Link.

    Based upon the existence of these various option and purchase plans, warrants and other commitments by I-Link, the board of directors believes it necessary to authorize additional shares of I-Link's common stock for possible future issuance. In addition, the board of directors believes that it is prudent to have additional shares of common stock available for other proper general corporate purposes approved by the board of directors including strategic alliances, acquisitions, equity financings and grants of stock options. To the extent that the board determines to issue additional shares in the future, such issuance could dilute the voting power of existing shareholders, including a person seeking control of I-Link and, thus, deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction. Presently, we are not aware of any present efforts of any persons to accumulate I-Link's common stock or to obtain control of I-Link, and the proposed increase in authorized shares of common stock is not intended to be an anti-takeover device.

    The proposed amendment will authorize additional future issuances of up to 150,000,000 shares of common stock, thus increasing the total authorized common stock to 300,000,000 shares. The authorized number of shares of preferred stock will remain at 10,000,000 shares. Therefore, as a result of the proposed amendment, I-Link's total authorized capital stock will increase to 310,000,000 shares. The proposed amendment will not take effect until it is filed with the Department of State of the State of Florida.

    There can be no assurances, nor can the board of I-Link predict what effect, if any, this proposed amendment will have on the market price of I-Link's common stock.

VOTE REQUIRED FOR APPROVAL

    All shares of I-Link's common stock and the Series N preferred stock, voting on an as-converted basis and voting as a single class, will be entitled to vote on Proposal 3. The affirmative vote of a majority of the outstanding shares of common stock and the Series N preferred stock on an as-converted basis, is required for approval of an amendment of the Articles of Incorporation increasing the authorized number of shares of common stock from 150,000,000 to 300,000,000 shares. The board of directors unanimously recommends a vote FOR increasing the authorized number of shares of common stock from 150,000,000 to 300,000,000 shares.

                                   PROPOSAL 4
         TO APPROVE THE 2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN.

    On June 4, 2001 the board of directors recommended approval of the 2001 Stock Option and Appreciation Rights Plan (Plan) which is attached as
Appendix C. The purpose of the Plan is to induce I-Link's officers, directors, employees and consultants or any of I-Link's subsidiaries who are in positions to contribute materially to I-Link's growth and prosperity to remain with I-Link by offering these individuals incentives and rewards in recognition of their contributions to I-Link. The Plan applies to all grants of stock options and stock appreciation rights (SARs) granted on or after the date the Plan is approved or adopted by I-Link's directors unless otherwise indicated. As of August 16, 2001, the market value of the 14,000,000 shares underlying the options issuable under the Plan was $3,640,000.

    Under the Plan, I-Link may issue options which will result in the issuance of up to an aggregate of 14,000,000 shares of I-Link common stock, par value $.007 per share. The Plan provides for options which qualify as incentive stock options (Incentive Options) under Section 422 of the Code, as well as the issuance of non-qualified options (Non-Qualified Options). The shares issued by I-Link under the Plan may be either treasury shares or authorized but unissued shares as I-Link's board of directors may determine from time to time.

    Pursuant to the terms of the Plan, I-Link may grant Non-Qualified Options and SARs only to officers, directors, employees and consultants of I-Link or any of I-Link's subsidiaries as selected by the board of directors or a committee appointed by the board. The Plan also provides for the Incentive Options available only to officers, directors, employees and consultants of I-Link or any of I-Link's subsidiaries as selected by the board of directors or a committee appointed by the board.

    Options granted under the Plan must be evidenced by a stock option agreement in a form consistent with the provisions of the Plan. In the event that employment or service provided by a Plan participant is terminated for cause, any vested or unvested options, rights to any options, or SARs of the Plan participant will terminate immediately regardless of whether the option is qualified or non-qualified. In the event a Plan participant is terminated for any reason other than for cause, death or disability, any non-qualified or qualified options, options rights or SARs held by the Plan participant may be exercised for three months after termination or at any time prior to the expiration of the of the option, whichever is shorter, but only to the extent vested on the termination date.

    The price at which shares of common stock covered by the option can be purchased is determined by I-Link's board of directors; however, in all instances the exercise price is never less than the fair market value of I-Link's common stock on the date the option is granted. To the extent that an Incentive Option or Non-Qualified Option is not exercised within the period in which it may be exercised in accordance with the terms and provisions of the Plan described above, the Incentive Option or Non-Qualified Option will expire as to the then unexercised portion. To exercise an option, the Plan participant must tender an amount equal to the total option exercise price of the underlying shares and provide written notice of the exercise to I-Link. The right to purchase shares is cumulative so that once the right to purchase any shares has vested, those shares or any portion of those shares may be purchased at any time thereafter until the expiration or termination of the Option.

VOTE REQUIRED FOR APPROVAL

    All shares of I-Link's common stock including the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of a majority of the votes cast is required to approve Proposal 4. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 4.

                                   PROPOSAL 5
  RATIFY ISSUANCES BY I-LINK OF ITS COMMON STOCK SHARES IN CONNECTION WITH THE MARCH 1, 2001 SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT BETWEEN COUNSEL
COMMUNICATIONS LLC AND I-LINK, AND WITH THE APRIL 17, 2001 AGREEMENT AND PLAN OF
                   MERGER BETWEEN WEBTOTEL, INC. AND I-LINK.

    (See "Certain Relationships and Related Transactions" for a more detailed descriptions of the terms and provisions of the below referenced transactions).

ISSUANCE UNDER THE SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT

    On March 1, 2001, I-Link entered into a Senior Convertible Loan and Security Agreement (Loan Agreement) with Counsel LLC, a wholly-owned subsidiary of Counsel Corporation (U.S.), also a Delaware corporation (collectively, Counsel). Under the terms of the Loan Agreement, Counsel agreed to make periodic loans to I-Link in the aggregate principal amount not to exceed $10,000,000 (subsequently increased to $12,000,000 on May 8, 2001). In connection with the Loan Agreement, I-Link executed a 9% loan note payable to Counsel on the maturity date in the principal amount of $10,000,000 (Loan Note). The Loan Note was structured as a three-year note convertible, at the option of Counsel, into the shares of common stock of I-Link at a conversion price of $0.56 per common share (Conversion Price). The Conversion Price represented 105% of the average closing transaction price of I-Link's common shares over the consecutive five-day trading period ending February 26, 2001, the date on which I-Link and Counsel executed a binding term sheet.

    In addition, I-Link also agreed: (1) to grant Counsel a security interest in all of I-Link's assets (as well as the assets of its subsidiaries) owned at the time of or acquired subsequent to the execution of the Loan Agreement; (2) to appoint two designees of Counsel to the board of directors of I-Link and to solicit the proxies of I-Link's shareholders to elect three additional nominees designated by Counsel; and (3) to commit to various corporate governance restrictions including as to the sale and disposition of I-Link's assets, mergers and acquisitions, incurring funded indebtedness.

    Based on the Conversion Price, the potential issuance underlying the Loan Agreement would be approximately 17,857,142 shares of I-Link's common stock. No shares of I-Link's common stock have been issued in connection with the Loan Agreement as of the date of this proxy statement.

ISSUANCE UNDER THE AGREEMENT AND PLAN OF MERGER

    On April 17, 2001 I-Link and its wholly-owned subsidiary, I-Link Acquisition Corporation (Merger Sub) entered into an Agreement and Plan of Merger (Merger Agreement) with WebToTel, Inc., a Delaware corporation (WebToTel), Counsel, and certain other shareholders. Under the terms of the Merger Agreement, the Merger Sub agreed to be merged into WebToTel and to cease its independent existence. The consideration payable by I-Link to WebToTel's shareholders was calculated based on a $0.56 per share valuation of I-Link's common stock delivered to WebToTel. This calculation resulted in I-Link's issuance to WebToTel's shareholders an aggregate of 17,454,333 shares of I-Link's common stock following the merger. On the closing date of the Nexbell transaction, I-Link issued an aggregate total of 17,454,333 shares of I-Link common stock.

    The board of directors seeks ratification of above referenced stock issuances in response to actions taken by The Nasdaq Stock Market (Nasdaq) to delist I-Link's common stock because of I-Link's alleged failure to comply with the National Association of Securities Dealers, Inc.'s (NASD) corporate governance rules. The Nasdaq Listing Qualifications Panel (Panel) raised a concern that I-Link may have violated the shareholder approval requirement as it is set forth in the NASD marketplace rules. Specifically, the shareholder approval requirement states that an issuer must seek approval of its stockholders when, in connection with the acquisition of the stock or assets of another company, it issues securities in excess of 20% of its common stock outstanding prior to the issuance. Having aggregated I-Link's stock issuance in connection with the Nexbell acquisition and I-Link's potential issuance in connection with the Loan Agreement with Counsel, the Panel noted that I-Link should have sought approval of its stockholders prior to those stock issuances and, thus, may have violated the shareholder approval requirement. However, the management and the NASD staff have reached a mutually acceptable agreement under which I-Link's management agreed to offer these issuances for its stockholders' consideration and ratification. In the event that I-Link's stockholders do not ratify the above referenced stock issuances, I-Link may be deemed in violation of the NASD's marketplace rules, which, in turn, may result in the immediate de-listing of I-Link's securities from Nasdaq.

    The Panel's July 17, 2001 determination to keep I-Link's securities listed on the Nasdaq SmallCap Market was contingent upon Counsel's commitment to
(i) refrain from converting any shares issuable to Counsel under the Loan Agreement pending completion of the shareholder vote on Proposal 5 (21,983,521 shares issuable to Counsel upon conversion of the Loan), and (ii) abstain from voting the 17,434,489 shares it received in connection with the NexBell transaction, a total of 39,418,010 shares. As of the date of this Proxy Statement, Counsel holds an aggregate total of 101,384,067 shares of I-Link's securities.

    Counsel indicated that it intends to vote 61,966,057 shares "FOR"
Proposal 5.

    The Nexbell financial statements as of December 31, 2000 and the unaudited pro forma combined condensed financial statements at March 31, 2001 are included in this Proxy Statement as Appendix D.

VOTE REQUIRED FOR APPROVAL

    All shares of I-Link's common stock including the Series N preferred stock voting on an as-converted basis and voting as a single class, will be entitled to vote. The affirmative vote of a majority of the votes cast is required to approve Proposal 5. Therefore, any shares that are not voted, including shares represented by a proxy which is marked "abstain," will not count either "for" or "against" Proposal 5.

                             OTHER PROPOSED ACTION

    The board of directors does not intend to bring any other matters before the annual meeting, nor does the board of directors know of any matters that other persons intend to bring before the annual meeting. If, however, other matters not mentioned in this proxy statement properly come before the annual meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the board of directors.

    You should be aware that I-Link's By-Laws provide that no proposals or nominations of directors by stockholders shall be presented for vote at an annual meeting of stockholders unless notice complying with the requirements in the By-Laws is provided to the board of directors or I-Link's Secretary no later than the close of business on the fifth day following the day that notice of the annual meeting is first given to stockholders in its discretion.

                     STOCKHOLDER PROPOSALS AND SUBMISSIONS

    If you wish to present a proposal for inclusion in the proxy materials to be solicited by I-Link's board of directors with respect to the next annual meeting of stockholders, such proposal must be presented to I-Link's management prior to April 30, 2002.

    WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY USING THE ENVELOPE PROVIDED. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                               I-LINK INCORPORATED

                                               David E. Hardy, Secretary

                                                                      APPENDIX A

                              I-LINK INCORPORATED

                            AUDIT COMMITTEE CHARTER

                    AS AMENDED AND APPROVED ON JULY 10, 2001

I.  RESPONSIBILITY

    The I-Link Incorporated Audit Committee ("Committee") was established to assist the Board of Directors in carrying out its oversight responsibilities that relate to I-Link's financial reporting, internal control, and compliance with laws regulations and ethics. This policy reaffirms that the Committee's duties are oversight in nature and that the primary responsibility for financial reporting, internal control, and compliance with laws, regulation, and ethics rests with executive management and that the external auditors are responsible for auditing I-Link's financial statements. Moreover, the Committee does not provide any expert or special assurances as to I-Link's financial statements or any professional certification as to the external auditor's work.

    The Committee shall have the power to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee is empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation. The President, the Chief Financial Officer or the Corporate Secretary of the Company shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the Company, an/or others whose views would be considered helpful to the Committee.

    The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and that the following duties of the Committee are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances:

        A.  Financial Reporting

           Committee procedures shall include:

           1.  Selection of Independent Public Accountants

               The Committee shall review senior management's recommendation on the annual selection of the external auditors. The Committee shall submit its recommended appointment (or reappointment) or termination of external auditors to the Board of Directors for their approval.

               The Committee's review shall include:

                   - Opinions on the performance of the external auditors by
                     appropriate management.

                   - Inquire if the external auditors face any significant
                     litigation or disciplinary actions by the SEC or others.

                   - Written disclosure from the external auditors describing all relationships between the external auditors and I-Link that bear on independence and objectivity.

                   - Discussion with the external auditor regarding independence and recommend that the Board of Directors take appropriate action regarding any independence issues.

                   - Auditor engagement letters and estimated fees.

                   - The report of the external auditor's latest peer review
                     conducted pursuant to a professional quality control program.

                   - Management's letter of representation and any significant operational or reporting issues that may affect the financial statements.

                   - Proposed nonaudit services and consider the possible effect that these services could have on the independence of the external auditors.

                   - Facilitate and maintain an open avenue of communication
                     with I-Link's external auditors.

           2. Meet with I-Link's general counsel, and outside counsel when appropriate, to discuss legal matters that may have a significant impact on I-Link's financial statements.

           3.  Regarding I-Link's financial statements, the Committee will:

               - Review I-Link's audited annual financial statements and
                 independent auditors' opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

               - Review I-Link's interim quarterly financial statements and independent auditors' opinions with respect to the statements, including the nature of any changes in accounting principles or their application.

               - Review significant accounting policies, policy decisions and changes, along with significant accounting, reporting or operational issues.

               - Prior to the release of the each quarterly financial report to shareholders, review the financial statements to be issued with management and with the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

               - Based on its review of the interim and annual financial
                 statements with management and the independent auditors, make a recommendation to the Board of Directors regarding the inclusion of such financial statements in the company's SEC filings.

               - Ensure that management maintains reliability and integrity of accounting policies and financial reporting and that management establishes and maintains processes to assure adequate systems of internal control.

               - Disclose in the company's annual proxy or information
                 statement, the existence the Committee and Audit Committee charter and the extent to which the Committee has satisfied its responsibilities during the prior year in compliance with its charter.

               - Review the management letter issued by the external auditors and management's response.

               - Review fees paid for audit and consulting services.

           4. Annually review and examine those matters which relate to a financial review of the Company's Investment Policies.

           5. Submit findings of importance, conclusions, recommendations, and items that require follow-up or action to the Board of Directors.

           6. Annually review and update the Audit Committee Charter and submit the Charter to the full Board of Directors for approval.

           7. Maintain minutes or the other records of meetings and activities of the Committee.

        B.  Monitoring of Internal Controls

           The Committee is responsible for obtaining and understanding of I-Link's key financial reporting risk areas and internal control structure. The Committee monitors the internal control process by reviewing reports issued by external auditors.

        C.  Compliance with Laws, Regulations, and Ethics

           The Committee shall review reports and other information to gain reasonable assurance that I-Link is in compliance with pertinent laws and regulations, is conducting its affairs ethically, and is maintaining effective controls against conflict of interest and fraud.

           Committee procedures shall include:

           1. Review I-Link's policies relating to compliance with laws, regulations, ethics, and conflict of interest.

           2. Review significant cases of conflict of interest, misconduct, or fraud and the resolution of such cases.

           3. Review I-Link's policies and processes for compliance with U.S. and foreign country export controls, laws and regulations.

           4. Review I-Link's policies and processes for compliance with the Foreign Corrupt Practices Act.

           5. Review compliance reports received from regulators and consider legal and regulatory matters that may have a material impact on the financial statements.

           6. Review external auditor's reports that relate to the monitoring of compliance with I-Link's policies on business ethics.

           7. Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by internal or external auditors.

II.  OVERSIGHT OF EXTERNAL AUDIT FUNCTIONS

    The Committee shall schedule meetings as necessary to receive and discuss reports from staff, other committees, and consultants. Particular emphasis will be given by the Committee to significant control deficiencies, and actions taken by management to correct them. The Committee may request through the Chief Financial Officer that the external auditors perform special studies, investigations, or other services in matters of interest or concern to the Committee.

    The Committee's oversight of external audit coverage is covered under section I. A. above.

III.  COMMITTEE MEMBERSHIP

    The Committee shall be composed of three or more Directors, none of whom shall be officers or former officers of the Company. Each member shall comply with the requirements set forth in The Nasdaq Stock Market Marketplace Rules, and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment. All members of the Committee will have a general understanding of basic finance practices, and accounting practices and policies, and at least one member must have accounting or related financial management expertise. The Chairman and other members of the Committee shall be appointed by the Chairman of the Board.

    Vacancies occurring in the Committee may be filled by appointment of the Chairman of the Board, but no member of the Committee shall be removed except by vote of a majority of Directors present at any regular or special meeting of the Board.

    The Secretary of the Committee shall be the Secretary of the Company. The Secretary of the Committee shall prepare minutes of the meetings, maintain custody of copies of data furnished to and used by the Committee, and generally assist the Committee in connection with preparation of agendas, notices of meetings and otherwise.

IV.  CONDUCT OF BUSINESS

    All meetings require the presence of a majority of the members of the Committee to conduct business. Each Committee member shall have one vote. All actions or determinations by the Committee must be by majority vote of the members present. The Board of Directors shall have overall authority over all Committee actions.

V.  COMPENSATION

    The compensation of members of the Committee may be determined from time to time by resolution of the Board. Members of the Committee shall be reimbursed for all reasonable expenses incurred in attending such meetings.

VI.  TIME AND PLACE OF MEETINGS

    Committee meetings shall be held quarterly or more frequently as necessary at an agreed upon location. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

VII.  PRESENTATION OF REPORTS TO THE BOARD OF DIRECTORS

    The Committee shall make an annual presentation to the Board of Directors within three months after the receipt of the external auditor's opinion on I-Link's financial statement. The presentation shall provide an overview of the Committee's activities, findings of importance, conclusions, recommendations, and items that require follow-up or action by the Board. Presentations may be made at more frequent intervals if deemed necessary by the Committee or as requested by the Board of Directors.

                                                                      APPENDIX B

                              I-LINK INCORPORATED

                   AMENDMENT TO THE ARTICLES OF INCORPORATION
               INCREASING I-LINK INCORPORATED'S AUTHORIZED NUMBER
                                       OF
               SHARES OF COMMON STOCK (PAR VALUE $.007 PER SHARE)
     FROM 150,000,000 TO 300,000,000 SHARES AND SETTING FORTH THE TERMS OF
           THE REVERSE STOCK SPLIT OF I-LINK INCORPORATED'S SHARES OF
                   COMMON STOCK (PAR VALUE $.007 PER SHARE).

    The current language of Article III of the Articles of Incorporation of I-Link Incorporated reads, in its pertinent part, as follows:

        "a. One Hundred and Fifty Million (150,000,000) shares of common stock, having a par value of $.007 per share (the "Common Stock"), and"

    The proposed change to the current language of Article III of the Articles of Incorporation recommended by all of the members of the Board of the Directors of I-Link Incorporated will be accomplished by deleting paragraph A. as it is now in its entirety and substituting the following for it:

     "a(1). Three Hundred Million (300,000,000) shares of common stock, having a par value of $.007 per share (the "Common Stock").

     "a(2). Effective 12:01 a.m. on             , 2001 (the "Effective Date"),
    each one (1) share of Common Stock of the Company's issued and outstanding shall, by virtue of this amendment of the of the Company's Articles of Incorporation, be combined into one-sixth (1/6) of one (1) share of fully paid and nonassessable Common Stock of the Company, subject to treatment of fractional share interests described below. Following the effectiveness of these Articles of Amendment, the Company will evidence the reverse stock split effected by this paragraph (a(2)) pursuant to the procedures of the Company.

        (i) No fractional shares of Common Stock of the Company shall be issued. No Stockholder of the Company shall transfer any fractional shares of Common Stock of the Company. The Company shall not recognize on its stock record books any purported transfer of any fractional shares of Common Stock of the Company.

        (ii) A holder of Common Stock, who immediately prior to the Effective Date, owns a number of shares of Common Stock of the Company which is not evenly divisible by the reverse split ratio shall, with respect to the fractional interest, be issued a number of shares of new Common Stock of the Company, be rounded to the nearest whole number."

                                                                      APPENDIX C

                              I-LINK INCORPORATED

                               2001 STOCK OPTION
                          AND APPRECIATION RIGHTS PLAN

                                   ARTICLE I

                           ESTABLISHMENT AND PURPOSE

    Section 1.1 I-Link Incorporated, a Florida corporation (the "Company"), hereby establishes an equity incentive plan to be named the 2001 Stock Option and Appreciation Rights Plan (the "2001 Plan" or "Plan").

    Section 1.2 The purpose of the 2001 Plan is to induce persons who are officers, directors, employees and consultants of the Company or any of its subsidiaries who are in a position to contribute materially to the Company's prosperity to remain with the Company, to offer such persons incentives and rewards in recognition of their contributions to the Company's progress, and to encourage such persons to continue to promote the best interests of the Company. The 2001 Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to be issued to such persons who are employees or officers, as well as options which do not so qualify ("Non-Qualified Options") to be issued to officers, directors, employees and consultants.

    Section 1.3 This Plan shall be governed by, and construed in accordance with, the laws of the State of Florida.

    Section 1.4 All stock options and SARs, granted by the Company on or after the date that this 2001 Plan has been approved or adopted by the Company's stockholders, shall be governed by the terms and conditions of this 2001 Plan unless the terms of such option or SAR specifically indicate that it is not to be governed by this 2001 Plan.

                                   ARTICLE II

                                 ADMINISTRATION

    Section 2.1 All determinations under the 2001 Plan concerning the selection of persons eligible to receive awards under the 2001 Plan and with respect to the timing, pricing and amount of a grant or award under this 2001 Plan shall be made by the administrator (the "Administrator") of the 2001 Plan. The Administrator shall be either (a) the Company's Board of Directors (the "Board"), or (b) in the discretion of the Board, a committee (the "Committee") that is composed solely of two or more members of the Board. In the event the Committee is the Administrator, the Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. In such case, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. With respect to persons subject to
Section 16 of the Securities Exchange Act of 1934 ("Exchange Act"), transactions under this 2001 Plan are intended to comply with all applicable conditions of Rule 16b-3 ("Rule 16b-3") or its successor under the Exchange Act, as such may be amended from time to time. To the extent any provision of the 2001 Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

    Section 2.2 The provisions of this 2001 Plan relating to Incentive Options are intended to comply in every respect with Section 422 of the Code and the regulations promulgated thereunder ("Section 422"). In the event any future statute or regulation shall modify Section 422, this 2001 Plan shall be deemed to incorporate by reference such modification. Any stock option agreement relating to any Incentive Option granted pursuant to this 2001 Plan outstanding and unexercised at the time that any modifying statute or regulation becomes effective shall also be deemed to incorporate by reference such modification, and no notice of such modification need be given to the optionee. Any stock option agreement relating to an Incentive Option shall provide that the optionee hold his stock received upon exercise of such Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of the exercise of such Incentive Option absent the written approval, consent or waiver of the Committee.

    Section 2.3 All determinations made by the Administrator with respect to award grants to: (i) the chief executive officer of the Company or an individual acting in that capacity; (ii) one of the four highest compensated officers (other than the chief executive officer) of the Company; or (iii) an individual reasonably deemed likely, in the judgment of the Board of Directors or the Committee, to become an employee described in clause (i) or (ii) of this paragraph within the exercise period of any contemplated option, shall be made only by those directors who qualify as an "outside director" within the meaning of Treasury Regulation Sect. 1.162-27(e)(3), as that Regulation may be amended from time to time (the "Regulation"), under the Code, and all other directors must abstain from making any such award determinations. This limitation is subject to adjustment at the Board's discretion pursuant to Article IX herein. This limitation shall be calculated by including the number of shares of Common Stock underlying the exercise of any Option granted pursuant to this Plan (if any).

    Section 2.4 If any provision of this 2001 Plan is determined to disqualify the shares purchasable pursuant to the Incentive Options granted under this 2001 Plan from the special tax treatment provided by Section 422, such provision shall be deemed to incorporate by reference the modification required to qualify the shares for said tax treatment.

    Section 2.5 The Company shall grant Incentive Options and Non-Qualified Options (collectively, "Options") and SARs under the 2001 Plan in accordance with determinations made by the Board or the Committee pursuant to the provisions of the 2001 Plan. All Options shall be evidenced by a Stock Option Agreement and all SARs shall be evidenced by a Stock Appreciation Rights Agreement (which may or may not be incorporated into a Stock Option Agreement at the sole discretion of the Administrator). All Options granted pursuant to the 2001 Plan shall be clearly identified as Incentive Options or Non-Qualified Options. The Board or the Committee may from time to time adopt (and thereafter amend or rescind) such rules and regulations for carrying out the 2001 Plan and take such action in the administration of the 2001 Plan, not inconsistent with the provisions hereof, as it shall deem proper. The Board or, subject to the supervision of the Board, the Committee, shall have plenary discretion, subject to the express provisions of this 2001 Plan, to determine which officers, directors, employees and consultants shall be granted Options, the number of shares subject to each Option, the time or times when an Option may be exercised (whether in whole or in installments), the terms and provisions of the respective Option agreements (which need not be identical), including such terms and provisions which may be amended from time to time as shall be required, in the judgment of the Board or the Committee, to conform to any change in any law or regulation applicable hereto, and whether SARs hereto shall be granted pursuant to Article VIII; and to make all other determinations deemed necessary or advisable for the administration of the 2001 Plan. The interpretation and construction of any provisions of the 2001 Plan by the Board or the Committee (unless otherwise determined by the Board) shall be final, conclusive and binding upon all persons.

    Section 2.6 No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the 2001 Plan or any Option or SAR granted under it. A member of the Board or the Committee shall be indemnified by the Company, pursuant to the

                                      C-2
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Company's By-Laws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against such member claiming any rights or remedies due to such member's participation in the administration of the 2001 Plan.

                                  ARTICLE III

           TOTAL NUMBER OF SHARES AVAILABLE TO BE OPTIONED OR GRANTED

    Section 3.1 There shall be reserved for issuance or transfer upon exercise of Options, to be granted from time to time under this 2001 Plan, an aggregate of 14,000,000 shares of Common Stock, $.001 par value per share, of the Company (subject to adjustment as provided in Article X hereof). The shares issued by the Company under the 2001 Plan may be either Treasury shares or authorized but unissued shares, as the Board from time to time may determine.

    Section 3.2 In the event that any outstanding Options under the 2001 Plan for any reason should expire or are terminated without having been exercised in full; or shares of Common Stock subject to Options are surrendered in whole or in part pursuant to SARs granted under Article VIII hereof (except to the extent that shares of Common Stock are paid to the holder of the Option upon such surrender) should be returned to Treasury, the unpurchased shares subject to such Option and any such surrendered shares or shares returned to Treasury may again be available for transfer under the 2001 Plan.

    Section 3.3 No Options or SARs shall be granted pursuant to this 2001 Plan to any optionee after the tenth anniversary of the earlier of the date that this 2001 Plan is adopted by the Board or the date that this 2001 Plan is approved by the Company's stockholders.

                                   ARTICLE IV

                                  ELIGIBILITY

    Section 4.1 Non-Qualified Options and SARs may be granted pursuant to this 2001 Plan only to officers, directors, employees and consultants of the Company or any of its subsidiaries, as selected by the Board or the Committee, and Incentive Options may be granted pursuant to this 2001 Plan only to officers, directors who are also employees, and employees of the Company or any of its subsidiaries, as selected by the Committee. Persons granted Options and/or SARs pursuant to this 2001 Plan are hereinafter referred to as "Optionees." For purposes of determining who is an employee with respect to eligibility for Incentive Options, Section 422 shall govern. The Board or the Committee may determine in its sole discretion that any person who would otherwise be eligible to be granted Options and SARs, shall, nonetheless, be ineligible to receive any award under this 2001 Plan.

    Section 4.2 The Board or the Committee will, in its discretion, determine the persons to be granted Options or SARs, the time or times at which Options or SARs shall be granted; with respect to Options, the number of shares subject to each Option; the terms of a vesting or forfeiture schedule, if any, the type of Option issued, the period during which any such options may be exercised; the manner in which Options may be exercised and all other terms and conditions of the Options; provided, however, no Option or SAR will be made which has terms or conditions inconsistent with this 2001 Plan. Relevant factors in making such determinations may include the value of the services rendered by the respective Optionee, his present and potential contributions to the Company, and such other factors which are deemed relevant in accomplishing the purpose of the 2001 Plan.

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                                   ARTICLE V

                        TERMS AND CONDITIONS OF OPTIONS

    Section 5.1 Each Option granted under the 2001 Plan shall be evidenced by a STOCK OPTION AGREEMENT in a form not inconsistent with the 2001 Plan, provided that the following terms and conditions shall apply:

        (a) The price at which each share of Common Stock covered by an Option may be purchased ("OPTION EXERCISE PRICE") shall be set forth in the Stock Option Agreement and shall be determined by the Board or the Committee, provided that the OPTION EXERCISE PRICE for any Incentive Option shall not be less than the "FAIR MARKET VALUE" OF THE COMMON STOCK AT THE TIME OF GRANT AS DEFINED IN SECTION 6.1(B). Notwithstanding the foregoing, if an Incentive Option to purchase shares is granted pursuant to this 2001 Plan to an Optionee who, on the date of the grant, directly or indirectly owns more than 10% of the voting power of all classes of stock of the Company or its parent or subsidiary, not including the stock obtainable under the Option, the minimum Option Exercise Price of such Option shall be not less than 110% of the "FAIR MARKET VALUE" of the stock on the date of grant.

        (b) The "FAIR MARKET VALUE" shall be determined by the Board or the Committee, which determination shall be binding upon the Company and its officers, directors, employees and consultants. The determination of the Fair Market Value shall be based upon the following methodology: (i) if the Common Stock is not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the Common Stock published by a recognized stock quotation service, on the basis of the recent purchases and sales of the Common Stock in arms-length transactions; or (ii) if the Common Stock is not then listed and traded upon a recognized securities exchange or quoted on The Nasdaq Stock Market, Inc. ("Nasdaq"), and there are reports of stock prices by a recognized quotation service, on the basis of quotations for such stock, based upon the average of the closing bid prices of the Common Stock for the five most recent trading days preceding the date of grant ("Five-Day Average"); or (ii) if the Common Stock shall then be listed and traded upon a recognized securities exchange or quoted on Nasdaq, upon the basis of the Five-Day Average preceding the date of grant on such recognized securities exchange; or, if the Common Stock was not traded on such date, upon the basis of the Five-Day Average nearest preceding that date. In the absence of any of the above-referenced evidence of Fair Market Value, the Board or the Committee shall consider such other factors relating to the Fair Market Value of the Common Stock, as it shall deem appropriate.

        (c) For the purpose of determining whether an Optionee owns more than 10% of the voting power of all classes of stock of the Company, an Optionee is considered to own those shares which are owned directly or indirectly through brothers and sisters (including half-blooded siblings), spouse, ancestors and lineal descendants; and proportionately as a stockholder of a corporation, a partner of a partnership, and/or a beneficiary of a trust or an estate that owns shares of the Company.

        (d) Notwithstanding any other provision of this 2001 Plan, in accordance with the provisions of Section 422(d) of the Code, to the extent that the aggregate Fair Market Value (determined at in accordance with Section 5.1(b)) of the stock of the Company with respect to which Incentive Options (without reference to this provision) are exercisable for the first time by any individual in any calendar year under any and all stock option plans of the Company, its subsidiary corporations and its parent (if any) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

        (e) An Optionee may, in the Board or the Committee's discretion, be granted more than one Incentive Option or Non-Qualified Option during the duration of this 2001 Plan, and may be

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    issued a combination of Non-Qualified Options and Incentive Options;
    provided that non-employees are not eligible to receive Incentive Options.

        (f) The duration of any Option and any right or SAR related to the Option shall be within the sole discretion of the Board or the Committee; provided, however, that any Incentive Option granted to a 10% or less stockholder or any Non-Qualified Option shall, by its terms, be exercised within ten years after the date the Option is granted and any Incentive Option granted to a greater than 10% stockholder shall, by its terms, be exercised within five years after the date the Option is granted.

        (g) Any Option and any right or SAR related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.

        (h) At least six months shall elapse from the date on which an Option is granted to a director, officer or beneficial owner of more than 10% of the outstanding Common Stock under this 2001 Plan by the Board (or the Committee) to the date on which any share of Common Stock underlying such Option is sold or any SAR associated with such Option is exercised, unless the Board or the Committee otherwise consents in writing.

        (i) In the event that stockholder approval of the 2001 Plan is not obtained within one year of the adoption of the 2001 Plan by the Board or within such other time period required under Section 422 and the regulations thereunder, all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options.

        (j) The Committee may impose such other conditions with respect to the exercise of options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

                                   ARTICLE VI

                       EMPLOYMENT OR SERVICE OF OPTIONEE

    Section 6.1 If the employment or service of an Optionee is terminated for cause, any vested or unvested Options, or rights to Options (collectively referred to herein as "Option Rights"), SARs, if any, of such Optionee under any then outstanding Non-Qualified or Incentive Option shall terminate immediately. Unless the Board or the Committee determines to define "cause" differently and such definition is set forth in the Stock Option Agreement, "cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of customer lists, product lines, processes or trade secrets of the Company, individually or as an employee, partner, associate, officer or director of any organization. The determination of the existence and the proof of "cause" shall be made by the Board or the Committee and, subject to the review of any determination made by the Committee by the Board, such determination shall be binding on the Optionee and the Company.

    Section 6.2 If the employment or service of the Optionee is terminated by either the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e)(3) of the Code, the Option Rights, and SARs, if any, of such Optionee under any then outstanding Non-Qualified Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within three months after the date of such termination, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option at the date of such termination. With respect to Incentive Options, such Options shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option, or within three months after the date of such

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termination, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option at the date of such termination.

    Section 6.3  In the case of an Optionee who becomes disabled, as defined by
Section 22(e)(3) of the Code, the Option rights of such Optionee under any then outstanding Incentive Option shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or, in the case of an Incentive Option, within three months after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option, and SARs if any, at the date of such termination. With respect to any then outstanding Non-Incentive Options, the Option rights of such Optionee shall, subject to the provisions of Section 6.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option, or within three months after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the vested right to exercise the Option, and SARs, if any, at the date of such termination.

    Section 6.4 In the event of the death of an Optionee, the Option rights of such Optionee under any then outstanding Incentive Option shall be exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution, at any time prior to the expiration of the Option or within three years after the date of death, whichever period is shorter; but only to the extent of the vested right to exercise the Option and SARs, if any, at such time. With respect to any then Non-Incentive Options, the Option rights exercisable by the person or persons to whom these rights pass by will or by the laws of descent and distribution shall, subject to the provisions of
Section 5.1(h) hereof, be exercisable by person or persons, at any time prior to the expiration of the Option, or within three months after the date of death, but only to the extent of the vested right to exercise the Option, and SARs, if any, at such time. If a person or estate acquires the right to exercise a Non-Qualified or Incentive Option by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option, and may require such consents and releases of taxing authorities, as the Committee may deem advisable.

    Section 6.5 In addition to the requirements set forth in the 2001 Plan, the Committee or the Board may set such other targets, restrictions or other terms relating to the employment or service of the Optionee, including but not limited to a requirement that an employee must be continuously employed by the Company for such period of time as the Board or Committee, in its discretion, deems advisable before the right to exercise any portion of an Option granted to such employee will accrue, which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an Option and/or SARs, if any, granted to any Optionee.

    Section 6.6 Options and/or SARs, if any, granted under the 2001 Plan shall not be affected by any change of duties or position, so long as the Optionee continues in the service of the Company.

    Section 6.7 Nothing contained in the 2001 Plan, or in any Option and/or SARs, if any, granted pursuant to the 2001 Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee's employment or service or change the Optionee's compensation at any time.

                                  ARTICLE VII

                              EXERCISE OF OPTIONS

    Section 7.1 Except as provided in this Article VIII, an Option shall be exercised by tender to the Company of the total Option Exercise Price of the shares with respect to which the Option is exercised and written notice of the exercise. The right to purchase shares shall be cumulative so that, once the right to purchase any shares has vested, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. A partial exercise of an Option shall not affect the right of the Optionee to exercise the Option from time to time, in accordance with the 2001 Plan, as to the remaining number of shares subject to the Option. The Option Exercise Price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, an Optionee may, with the approval of the Board or the Committee, exercise his Option by tendering to the Company shares of the Common Stock of the Company owned by him and having an aggregate Fair Market Value at least equal to the total Option Exercise Price or part or all of one or more Options to purchase Common Stock of the Company for which the aggregate Fair Market Value of the Common Stock underlying exercise of the Option shall be at least equal to the Option Exercise Price. The Fair Market Value of any shares of Common Stock so surrendered shall be determined by the Board or the Committee by application of the methodology set forth in Section 5.1(b) hereof; except that the term "date of surrender" shall be substituted for the term "date of grant" in applying such Section 5.1(b).

    Section 7.2 Except as provided in Article VI, an Option may not be exercised unless the holder thereof is an officer, director, employee or consultant of the Company at the time of exercise.

    Section 7.3 No Optionee, or Optionee's executor, administrator, legatee, distributee or other permitted transferee, shall be deemed to be a holder of any shares subject to an Option for any purpose whatsoever unless and until a stock certificate or certificates for such are issued to such person(s) under the terms of the 2001 Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article IX hereof.

    Section 7.4 If (i) the listing, registration or qualification of the Options issued hereunder, or of any securities that may be purchased upon exercise of such Options (the "Subject Securities") upon any securities exchange or quotation system, or under federal or state law is necessary as a condition of or in connection with the issuance or exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of, or in connection with, the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register, or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

    Section 7.5 An Optionee may be required to represent to the Company as a condition of his exercise of Options issued under this 2001 Plan: (i) that the Subject Securities acquired upon Option exercise are being acquired by him for investment and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended, (the "Securities Act") or any other applicable statute, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an Option or of the Subject Securities in contravention of the Securities Act, the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an Option) such documentation as may be reasonably requested by the Company to assure compliance with applicable law and the terms and conditions of the 2001 Plan and the subject Option.

                                  ARTICLE VIII

                           STOCK APPRECIATION RIGHTS

    Section 8.1 The Board or the Committee may, in its discretion, grant in connection with any Option, at any time prior to the exercise thereof, SARs to surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount payable in cash, shares of the

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Company's Common Stock or a combination thereof, as determined by the Board or the Committee, equal to the difference between the then Fair Market Value of the shares (valued at the then Fair Market Value, in accordance with the methodology set forth in Section 5.1(b), except that the term "date of surrender" shall be substituted for the term "date of grant,") issuable upon the exercise of the Option or portions thereof surrendered and the Option Exercise Price payable upon the exercise of the Option or portions thereof surrendered (the "Spread"). Such SARs may be granted only under the following conditions: (a) the SARs will expire no later than the expiration of the underlying Option; (b) the SARs may be for no more than one hundred percent ("100%)"of the Spread; (c) the SARs are transferable only when the underlying Option is transferable, and under the same conditions; (d) the SARs may be exercised only when the underlying Option is eligible to be exercised; (e) the SARs may be exercised only when the Spread is positive, i.e., when the Fair Market Value of the Common Stock subject to the Option exceeds the Option Exercise Price; and (f) any SARs granted to an Optionee shall be subject to all terms, conditions and provisions governing the Options, as expressed in the 2001 Plan and in the Option agreement issued to such Optionee pursuant to the 2001 Plan.

    Section 8.2 Each grant of an SAR under the Plan shall be evidenced by a Stock Appreciation Rights Agreement between the Optionee and the Company, which may either be a separate agreement between the Company and the Optionee, or may be incorporated into an Option Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article IX.

    Section 8.3 Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may be awarded in combination with Options, and the SAR Agreement may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an Incentive Option only at the time of grant but may be included in an Non-Qualified Option at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of certain conditions that are determined in the sole discretion of the Board or the Committee.

    Section 8.4 Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price

                                   ARTICLE IX

                   CHANGE IN NUMBER OF OUTSTANDING SHARES OF
                   STOCK, ADJUSTMENTS, REORGANIZATIONS, ETC.

    Section 9.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased, or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of shares, or a dividend payable in capital stock, appropriate adjustment may be made by the Board or the Committee in the number and kind of shares for the purchase of which Options may be granted under the 2001 Plan, including the maximum number that may be granted to any one person. In addition, the Administrator may make appropriate adjustments in the number and kind of shares as to which outstanding Options, and, to the extent granted, SARs in connection therewith, or portions thereof then unexercised, shall be exercisable, to the end that the Optionee's proportionate interest shall be maintained as before the occurrence to the unexercised portion of the Option, and to the extent granted, SARs in connection therewith, and with a corresponding adjustment in the Option Exercise Price per share. Any such adjustment made by the Administrator shall be conclusive.

    Section 9.2 The grant of an Option and/or any SARs granted in connection therewith, pursuant to the 2001 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

    Section 9.3 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject Options and/or any SARs granted in connection therewith, are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or control group as that term is construed for purposes of the Exchange Act, the 2001 Plan shall terminate, and all Options, and any SARs granted in connection therewith, theretofore granted hereunder shall terminate unless provision be made in writing in connection with such transaction for the continuance of the 2001 Plan and/or for the assumption of Options and/or any SARs granted in connection therewith, theretofore granted, or the substitution for such Options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the 2001 Plan and Options, and/or any SARs granted in connection therewith, theretofore granted shall continue in the manner and under the terms so provided. If the 2001 Plan and unexercised Options, and/or any SARs granted in connection therewith, shall terminate pursuant to the foregoing sentence, all persons owning any unexercised portions of Options then outstanding shall have the right, at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their Options, including the portions thereof which would, but for this Section 10.3 not yet be exercisable; except that the exercise of any SARs after such termination shall be allowed solely at the discretion of the Board.

                                   ARTICLE X

                               WITHHOLDING TAXES

    Section 10.1 General. To the extent required by applicable federal, state, local or foreign law, an Optionee or his successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

    Section 10.2 Share Withholding. The Committee may permit an Optionee to satisfy all or part of his withholding or income tax obligations by having the Company withhold all or a portion of any shares of Common Stock that otherwise would be issued to him or by surrendering all or a portion of any shares of Common Stock that he or she previously acquired. Such shares of Common Stock shall be valued at their Fair Market Value in accordance with the methodology set forth in Section 5.1 (b) hereof, except that the term "date of surrender" shall be substituted for the term "date of grant" in applying such methodology.

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                                   ARTICLE XI

                      DURATION, AMENDMENT AND TERMINATION

    Section 11.1 The Board may at any time terminate the 2001 Plan or make such amendments thereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company unless such approval is required pursuant to applicable law; provided, however, that no such termination or amendment shall, without the consent of the individual to whom any Option shall theretofore have been granted, affect or impair the rights of such individual under such Option. Pursuant to Section 422(b)(2) of the Code, no Incentive Option may be granted pursuant to this 2001 Plan more than ten years from the date the 2001 Plan is adopted or the date the 2001 Plan is approved by the stockholders of the Company, whichever is earlier.

                                  ARTICLE XII

                                  RESTRICTIONS

    Section 12.1 Any shares issued pursuant to the 2001 Plan shall be subject to such restrictions on transfer and limitations as shall, in the opinion of the Board or the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof or any other applicable law. In addition, the Board or the Committee may in any Stock Option Agreement and/or SAR impose such other restrictions upon the exercise of an Option or upon the sale or other disposition of the shares of Common Stock deliverable upon exercise thereof as the Board or the Committee may, in its sole discretion, determine, including but not limited to provisions which allow the Company to reacquire such shares at their original purchase price if the Optionee's employment terminates within a stated period after the acquisition of such shares. By accepting an award pursuant to the 2001 Plan each Optionee shall thereby agree to any such restrictions.

    Section 12.2 Any certificate issued to evidence shares issued pursuant to an Option shall bear such legends and statements as the Board or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares will be delivered under the 2001 Plan until the Company has obtained such consents or approvals from such regulatory bodies of the United States government or any state or jurisdiction thereof as the Board or counsel to the Company deems necessary or advisable.

                                  ARTICLE XIII

                              FINANCIAL ASSISTANCE

    Section 13.1 The Company is vested with authority under this 2001 Plan, at the discretion of the Board, to assist any employee to whom an Option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that Option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board. Any such assistance shall comply with the requirements of Regulation G promulgated by the Board of the Federal Reserve System, as amended from time to time, and any other applicable law, rule or regulation.

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                                  ARTICLE XIV

                              APPLICATION OF FUNDS

    Section 14.1 The proceeds received by the Company from the sale of stock pursuant to the exercise of Options under the 2001 Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board.

                                   ARTICLE XV

                             EFFECTIVENESS OF PLAN

    Section 15.1 This 2001 Plan shall become effective upon adoption by the Board, and Options may be issued hereunder from and after that date subject to the provisions of Section 3.3. This 2001 Plan must be approved by the Company's stockholders in accordance with the applicable provisions (relating to the issuance of stock or Options) of the Company's governing documents and state law or, if no such approval is prescribed therein, by the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders meeting at which a quorum representing a majority of all the Company's outstanding voting stock is present and voting (in person or by proxy) or, without regard to any required time period for approval, by any other method permitted by Section 422 and the regulations thereunder. If such stockholder approval is not obtained within one year of the adoption of the 2001 Plan by the Board or within such other time period required under Section 422 and the regulations thereunder, this 2001 Plan shall remain in force, provided however, that all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options.

                                     *****

    IN WITNESS WHEREOF, pursuant to the adoption of this 2001 Plan by the Board of Directors of the Company, this 2001 Plan is hereby executed effective as of this 4th day of June, 2001.

                                                      I-LINK INCORPORATED

                                                      ------------------------------------------------
                                                      Gary J. Wasserson
                                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

ATTEST:

-------------------------------------------
David E. Hardy, Esq.
SECRETARY

                                                                      APPENDIX D

                              I-LINK INCORPORATED
       INDEX TO FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

                                                                PAGE
                                                              --------
NEXBELL COMMUNICATIONS INC.
Report of Independent Accountants...........................     D-3
Balance Sheet...............................................     D-4
Statement of Operations.....................................     D-5
Statement of Stockholders' Equity (Deficit).................     D-6
Statement of Cash Flows.....................................     D-7
Notes to Financial Statements...............................     D-8

PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
  (UNAUDITED)
Unaudited Pro Forma Combined Condensed Financial
  Statements................................................    D-16
Unaudited Pro Forma Combined Condensed Balance Sheet........    D-17
Unaudited Pro Forma Combined Condensed Statements of
  Operations................................................    D-18
Notes to Unaudited Pro Forma Combined Condensed Financial
  Statements................................................    D-20

NEXBELL COMMUNICATIONS, INC.
FINANCIAL STATEMENTS
DECEMBER 31, 2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Nexbell Communications, Inc.

    In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Nexbell
Communications, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

June 15, 2001
Salt Lake City, Utah

                          NEXBELL COMMUNICATIONS, INC.

                                 BALANCE SHEET

                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
                                  ASSETS
Current assets:
  Cash and cash equivalents.................................   $   366,855
  Accounts receivable, net of allowance for doubtful
    accounts of $161,858....................................       330,093
  Prepaid expenses and other current assets.................        78,063
                                                               -----------
    Total current assets....................................       775,011

Property and equipment, net.................................       667,592
Deferred costs, net.........................................        36,656
Other non-current assets....................................        47,331
                                                               -----------
    Total assets............................................   $ 1,526,590
                                                               ===========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $   450,047
  Accrued liabilities.......................................       250,982
  Deferred revenue..........................................       379,149
  Lease incentive...........................................       255,288
  Capital lease obligations, current........................       185,140
                                                               -----------
    Total current liabilities...............................     1,520,606

Deposits....................................................       210,807
Notes payable...............................................     6,119,504
Capital lease obligations, non-current......................       109,910
                                                               -----------
    Total liabilities.......................................     7,960,827
                                                               -----------

Commitments (Note 5)

Stockholders' deficit:
  Preferred stock: $0.001 par value; 20,000,000 shares
    authorized; 0 shares issued and outstanding.............            --
  Common stock: $0.001 par value; 30,000,000 shares of
    Class A and 10,000,000 Class B common stock authorized;
    20,246,000 shares of Class A issued and outstanding.....        20,246
  Additional paid-in capital................................     1,174,854
  Notes receivable from stockholders........................       (30,000)
  Accumulated deficit.......................................    (7,599,337)
                                                               -----------
    Total stockholders' deficit.............................    (6,434,237)
                                                               -----------
    Total liabilities and stockholders' deficit.............   $ 1,526,590
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                          NEXBELL COMMUNICATIONS, INC.

                            STATEMENT OF OPERATIONS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
REVENUES:
  Telecommunication services................................   $ 1,455,456
                                                               -----------
    Total revenues..........................................     1,455,456

OPERATING COSTS AND EXPENSES:
  Telecommunication network expense.........................     4,048,943
  Selling, general and administrative.......................     2,788,040
  Provision for doubtful accounts...........................       164,921
  Depreciation and amortization.............................       265,257
                                                               -----------
    Total operating costs and expenses......................     7,267,161

OPERATING LOSS..............................................    (5,811,705)

OTHER INCOME (EXPENSE):
  Interest expense..........................................       256,878
  Interest and other income.................................       (21,457)
  Other expense.............................................       139,606
                                                               -----------
    Total other expense.....................................       375,027

Net loss....................................................   $(6,186,732)
                                                               ===========

   The accompanying notes are an integral part of these financial statements.

                          NEXBELL COMMUNICATIONS, INC.

                  STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                        NOTES
                                                  COMMON STOCK        ADDITIONAL   RECEIVABLE FROM                      TOTAL
                                  MEMBERS'    ---------------------    PAID-IN       MEMBERS AND     ACCUMULATED    STOCKHOLDERS'
                                  CAPITAL       SHARES      AMOUNT     CAPITAL      STOCKHOLDERS       DEFICIT         DEFICIT
                                 ----------   ----------   --------   ----------   ---------------   ------------   -------------
Balance at January 1, 2000.....  $1,051,100           --   $    --    $      --       $(424,000)     $(1,412,605)    $  (785,505)
Payment on notes receivable
  from members.................                       --        --           --         424,000               --         424,000
Issuance of notes receivable
  from stockholders............                                                         (30,000)                         (30,000)
Issuance of common stock upon
  recapitalization.............  (1,051,100)  20,102,000    20,102    1,030,998              --               --              --
Exercise of common stock
  options......................          --      144,000       144       29,856              --               --          30,000
Stock compensation expense.....          --           --        --      114,000              --               --         114,000
Net loss.......................          --           --        --           --              --       (6,186,732)     (6,186,732)
                                 ----------   ----------   -------    ----------      ---------      -----------     -----------
Balance at December 31, 2000...  $       --   20,246,000   $20,246    $1,174,854      $ (30,000)     $(7,599,337)    $(6,434,237)
                                 ==========   ==========   =======    ==========      =========      ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                          NEXBELL COMMUNICATIONS, INC.

                            STATEMENT OF CASH FLOWS

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  2000
                                                              ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(6,186,732)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Provision for doubtful accounts.........................      164,922
    Loss on disposal of assets..............................      103,897
    Depreciation and amortization...........................      265,257
    Amortization of lease incentive.........................     (382,932)
    Stock compensation expense..............................      114,000
    Increase (decrease) from changes in operating assets and
      liabilities:
      Accounts receivable...................................     (460,558)
      Prepaid expenses and other current assets.............        2,844
      Accounts payable......................................      (93,996)
      Accrued liabilities...................................      258,653
      Deferred revenue......................................      352,630
      Deposits..............................................      191,666
                                                              -----------
        Net cash used in operating activities...............   (5,670,349)
                                                              -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment........................     (410,767)
                                                              -----------
        Net cash used in investing activities...............     (410,767)
                                                              -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes receivable............................      148,686
  Payments on notes receivable from members.................      424,000
  Proceeds from notes payable...............................    5,866,098
                                                              -----------
        Net cash provided by financing activities...........    6,438,784
                                                              -----------

Net increase in cash and cash equivalents...................      357,668

Cash and cash equivalents at beginning of year..............        9,187
                                                              -----------

Cash and cash equivalents at end of year....................  $   366,855
                                                              ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid for income taxes................................  $        --
                                                              ===========
  Cash paid for interest....................................  $        --
                                                              ===========

SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITY:
  Property and equipment acquired under capital leases......  $   295,050
                                                              ===========
  Common stock acquired through issuance of notes
    receivable..............................................  $    30,000
                                                              ===========

   The accompanying notes are an integral part of these financial statements.

                          NEXBELL COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

    Nexbell Communications, Inc. (the "Company") is a wholesale network telecommunications provider, enabling the Company's customers to provide Voice over Internet Protocol ("VoIP") solutions to their customers.

    The Company was formed and registered in the State of Ohio as Intelligent Communications LLC in May 1999. Effective March 31, 2000, the assets and liabilities of the Company were transferred to Nexbell Communications, Inc., a Delaware C-Corporation owned by the members of Intelligent Communications LLC, in a transaction accounted for at historical cost as a reorganization of entities under common control.

    The Company incurred a net loss of $6,186,732 for the year ended
December 31, 2000 and as of December 31, 2000 had an accumulated deficit of $7,599,337 and negative working capital of $745,595. The Company anticipates that revenues generated from its operations will not be sufficient during 2001 to fund ongoing operations, product development and anticipated growth in its subscriber base.

    The Company entered into an acquisition agreement with WebToTel, Inc., ("WebToTel") on February 22, 2001 (a subsidiary of Counsel Communications, LLC) and WebToTel was subsequently acquired by I-Link Corporation on April 17, 2001 (see Note 9). As a result of Counsel Communications, LLC ("Counsel") being the majority stockholder of WebToTel and I-Link Corporation, Counsel has committed to fund, through long-term inter-company advances or equity contributions, all capital investments, working capital or other operational cash requirements of the companies through April 15, 2002.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

    The Company recognizes revenues as services are provided to the customer. Payment is received on a monthly basis for the following month's services. This revenue is deferred until service has been provided.

CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality financial institutions located in Ohio. At times, such amounts may exceed the F.D.I.C. limits. The Company limits the amount of credit exposure with any one financial institution and believes that no significant concentration of credit risk exists with respect to cash investments.

                          NEXBELL COMMUNICATIONS, INC.

                               DECEMBER 31, 2000

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) CONCENTRATION OF RISK

    Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located in the U.S. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable.

    For the year ended December 31, 2000, two customers accounted for 26.6% and 21.5% of net revenues, respectively. Additionally, at December 31, 2000, these customers accounted for 11.3% and 3.1% of net accounts receivable, respectively.

    The Company relies primarily on one supplier for network services. The loss of this supplier could be detrimental to the Company's operations if there was a significant delay in finding a replacement supplier.

PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the lesser of the asset life or lease term, if applicable. The following are the estimated useful lives of the assets:

Furniture and fixtures......................................  7 years
Office and computer equipment...............................  7 years
Leasehold improvements......................................  3 years
Computer software...........................................  3 years

LONG-LIVED ASSETS

    The Company evaluates the recoverability of its long-lived assets in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. Through December 31, 2000, the Company had recorded no impairment of long-lived assets.

STOCK-BASED COMPENSATION

    The Company accounts for stock-based employee compensation arrangements in accordance with provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB No. 25") and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123").

SOFTWARE DEVELOPMENT COSTS

    Costs related to the development of internal use software are capitalized in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use". Capitalized software is amortized on a straight-line basis over 3 years.

                          NEXBELL COMMUNICATIONS, INC.

                               DECEMBER 31, 2000

1. THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INCOME TAXES

    The Company records deferred taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," ("SFAS No. 109"). SFAS 109 requires recognition of deferred tax assets and liabilities for temporary differences between the tax bases of assets and liabilities and the amounts at which they are carried in the financial statements, based upon the enacted tax rates in effect for the year in which the differences are expected to reverse. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133"). SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities.
SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. The Company will adopt SFAS 133 in the first quarter of 2001. The Company does not currently hold derivative instruments or engage in hedging activities. Accordingly, the adoption of SFAS 133 is not expected to have a material effect on the Company's financial position or results of operations.

2.  BALANCE SHEET COMPONENTS

                                                              DECEMBER 31, 2000
                                                              ------------------
PROPERTY AND EQUIPMENT
  Computer equipment under capital leases...................       $ 295,050
  Computer equipment and software...........................         285,574
  Telecommunications network equipment......................          87,540
  Leasehold improvements....................................          86,474
  Furniture and fixtures....................................          63,429
                                                                   ---------
                                                                     818,067

  Less: Accumulated depreciation............................        (150,475)
                                                                   ---------
                                                                   $ 667,592
                                                                   =========

                          NEXBELL COMMUNICATIONS, INC.

                               DECEMBER 31, 2000

2.  BALANCE SHEET COMPONENTS (CONTINUED)

    Accumulated depreciation of computer equipment under capital leases totaled $34,419 at December 31, 2000.

                                                              DECEMBER 31, 2000
                                                              ------------------
DEFERRED COSTS
  Installation costs........................................       $ 207,719

  Less: Accumulated amortization............................        (171,063)
                                                                   ---------
                                                                   $  36,656
                                                                   =========

    Capitalized costs related to the network service provider installation are being amortized on a straight-line basis over the three year life of the service contract.

                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
ACCRUED LIABILITIES:
  Payroll and related expenses..............................    $116,028
  Service fees and installation costs.......................      58,574
  Service provider expenses.................................      55,093
  Other.....................................................      21,287
                                                                --------
                                                                $250,982
                                                                ========

3.  INCOME TAXES

    The Company recognized no income tax benefit from its net loss for the year ended December 31, 2000.

    Deferred tax assets and liabilities consist of the following:

                                                              DECEMBER 31,
                                                                  2000
                                                              -------------
DEFERRED TAX ASSETS:
  Net operating loss carryforwards..........................   $ 2,753,000
  Accruals and reserves.....................................        79,000
                                                               -----------
                                                                 2,832,000
                                                               ===========
Net deferred tax asset......................................     2,832,000
Valuation allowance.........................................    (2,832,000)
                                                               -----------
                                                               $        --
                                                               ===========

    Management believes that, based on a number of factors, it is more likely than not that the net deferred tax asset will not be utilized. Therefore, a full valuation allowance has been recorded at December 31, 2000.

                          NEXBELL COMMUNICATIONS, INC.

                               DECEMBER 31, 2000

3.  INCOME TAXES (CONTINUED)
    At December 31, 2000, the Company had approximately $7,379,500 of federal and state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2020. Under the Tax Reform Internal Revenue Code regulations, the amounts of and benefits from net operating loss carryforwards may be limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period.

4.  BORROWINGS

NOTE PAYABLE

    The Company has a note payable to Counsel, a related party (see Note 9). Effective July 2000, Counsel managed certain aspects of the Company's business based on a preliminary acquisition agreement. The note is collateralized by accounts receivable and intangible assets. The Revolving Loan Agreement ("Agreement") allows Counsel to make periodic loans to the Company capped at an aggregate principal amount of $10,000,000. All principal and interest outstanding incurs interest that is compounded quarterly at a rate of 10 percent per annum. No interest has been paid on the note as of December 31, 2000. The Agreement terminates upon the earlier of:

    1) The closing of the equity financing in respect of the asset purchase transaction between PT-1 Communications, Inc. and Counsel,

    2)  or April 5, 2002.

    As of December 31, 2000, the PT-1 equity financing had not occurred. The loan balance as of December 31, 2000 is $6,119,504, which includes accrued interest of $253,406.

    Under the Agreement, the Company is not required to maintain specific financial covenants.

5.  COMMITMENTS AND CONTINGENCIES

LEASES

    The Company leases office space and equipment under noncancelable operating and capital leases with various expiration dates through 2004. Upon inception, the Company received a lease incentive payment of $875,000 under a certain equipment lease, which is being amortized over the term of the related lease as a reduction of rental expense. Total rent expense for the year ended
December 31, 2000 was $1,847,723, net of $382,932 of lease incentive amortization. The Company recognizes rent expense as it is paid.

                          NEXBELL COMMUNICATIONS, INC.

                               DECEMBER 31, 2000

5.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Future minimum lease payments under noncancelable operating and capital leases at December 31, 2000 are as follows:

                                                         CAPITAL    OPERATING
YEAR ENDED DECEMBER 31,                                  LEASES       LEASES
-----------------------                                 ---------   ----------
2001..................................................  $ 235,025   $2,761,570
2002..................................................    117,513    1,127,438
2003..................................................         --      419,734
                                                        ---------   ----------

Total minimum lease payments..........................    352,538   $4,308,742
                                                                    ==========
Less: Amount representing interest....................    (57,488)
                                                        ---------
Present value of capital lease obligations............    295,050
Less: current portion.................................   (185,140)
                                                        ---------
    Long-term portion of capital lease obligations....  $ 109,910
                                                        =========

    Subsequent to December 31, 2000, the Company acquired additional equipment under operating lease agreements which expire in 2004. Future minimum payments under these leases are as follows:

YEAR ENDED DECEMBER 31,
-----------------------
2001........................................................  $156,177
2002........................................................   217,971
2003........................................................   217,971
2004........................................................    61,794
                                                              --------
                                                              $653,913
                                                              ========

6.  COMMON STOCK

    The Company's Articles of Incorporation, as amended, authorize the Company to issue 60,000,000 shares of stock consisting of 30,000,000 shares of Class A Voting Common Stock with a par value of $0.001 per share, 10,000,000 shares of Class B Non-Voting Common Stock with a par value of $0.001 per share, and 20,000,000 shares of Preferred Stock with a par value of $0.001 per share. As of December 31, 2000, there were 20,246,000 shares of Class A Voting Common Stock issued and outstanding and no shares of Class B Non-Voting Common Stock or Preferred Stock issued or outstanding.

    A portion of the shares previously sold are subject to a right of repurchase by the Company (at the price paid by employees) subject to vesting, which is generally over a four year period from the earlier of grant date or employee hire date, as applicable, until vesting is complete. At December 31, 2000, there were 24,000 shares subject to repurchase.

    Effective March 31, 2000, the members of Intelligent Communications LLC, (the "LLC") exchanged their membership interests for shares of Class A Common Stock in Nexbell Communications, Inc. (a Delaware C-Corporation). The members received stock in Nexbell Communications, Inc. in proportion to their ownership interests in the LLC.

                          NEXBELL COMMUNICATIONS, INC.

                               DECEMBER 31, 2000

7.  STOCK OPTIONS

    In May 1999, the Company adopted the 1999 Stock Option Plan (the "1999 Plan"). The 1999 Plan provides for the granting of stock options to employees of the Company. Options granted under the 1999 Plan are nonqualified stock options
(NSO).

    Options under the 1999 Plan may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that
a) the exercise price of a NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and
b) the exercise price of a NSO granted to a 10% stockholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Options typically vest over three years. Unexercised options expire one year from the date of vesting.

    The following table sets forth the stock option activity:

                                                                YEAR ENDED
                                                            DECEMBER 31, 2000
                                                           --------------------
                                                                       WEIGHTED
                                                                       AVERAGE
                                                                       EXERCISE
                                                            SHARES      PRICE
                                                           ---------   --------
Options outstanding at January 1, 2000...................  2,130,000    $0.05
  Options granted........................................     44,000     1.00
  Options exercised......................................   (144,000)    0.21
  Options canceled.......................................     (1,000)    1.00
                                                           ---------
Outstanding at December 31, 2000.........................  2,029,000    $ .06
                                                           =========
Options exercisable at December 31, 2000.................  1,209,999
                                                           =========

    The following table summarizes information on stock options outstanding:

                                  OPTIONS OUTSTANDING AT
                                     DECEMBER 31, 2000             OPTIONS EXERCISABLE AT
                           -------------------------------------      DECEMBER 31, 2000
                                           WEIGHTED                -----------------------
                                           AVERAGE      WEIGHTED                 WEIGHTED
                                          REMAINING     AVERAGE                   AVERAGE
                             NUMBER      CONTRACTUAL    EXERCISE     NUMBER      EXERCISE
RANGE OF EXERCISE PRICE    OUTSTANDING   LIFE (YEARS)    PRICE     OUTSTANDING     PRICE
-----------------------    -----------   ------------   --------   -----------   ---------
$0.05....................   2,010,000       3 years      $ .05      1,209,999      $0.05
1.00.....................      19,000     1.5 years       1.00             --       1.00
                            ---------                               ---------
$0.05 to 1.00............   2,029,000     2.9 years      $ .06      1,209,999      $0.06
                            =========                               =========

    As permitted under APB No. 25, no compensation cost was recognized in the statement of operations for the Company's outstanding stock options. Had compensation cost for the Company's stock-based compensation plan been recognized ratably over the options' vesting periods, in accordance with SFAS 123, the Company's pro forma net loss would have been $6,195,661 for the year ended December 31, 2000.

                          NEXBELL COMMUNICATIONS, INC.

                               DECEMBER 31, 2000

7.  STOCK OPTIONS (CONTINUED)
    The weighted-average fair value of options granted during the year ended December 31, 2000 was $0.12. Option grant date fair values were determined using a Black-Scholes option pricing model. The following table summarizes the underlying assumptions used.

Risk-free interest rate.....................................     6.27%
Expected stock price volatility.............................        0
Expected dividend yield.....................................        0
Expected option term........................................  2 years

    Due to a pending merger agreement with WebToTel, Inc., dated August 7, 2000, all employees were given the opportunity to exercise their options immediately. Several Company employees exercised their options, acquiring 144,000 shares for $30,000. The Company allowed the employees to exercise their options utilizing non-recourse notes receivable which are due on demand, with no interest.

    In accordance with APB No. 25, the Company recognized a compensation charge of $114,000 in the statement of operations for the incremental fair value of the common stock at December 31, 2000 over the purchase price for those options exercised with notes receivable. This compensation charge will continue to be remeasured until such time as the notes receivable are paid or forgiven.

8.  EMPLOYEE BENEFIT PLANS

    The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by the Board of Directors. Employer contributions under this plan amounted to $76,123 for the year ended December 31, 2000.

9.  SUBSEQUENT EVENTS

    On February 22, 2001, the Company was acquired by WebToTel, a subsidiary of Counsel.

    On April 17, 2001, WebToTel and the Company were acquired by I-Link Corporation, a company controlled by Counsel.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the merger on April 16, 2001 of WebToTel, Inc. ("WebToTel") and it's subsidiary Nexbell Communications Inc. ("Nexbell") with I-Link Incorporated ("I-Link"). Effective March 2001, I-Link became a majority owned subsidiary of Counsel Corporation ("Counsel"). As a result of the transaction, I-Link, WebToTel and Nexbell were under common control of Counsel at the time of I-Link's merger with WebToTel. WebToTel acquired Nexbell on February 22, 2001 and accounted for that acquisition using the purchase method of accounting. The merger of I-Link and WebToTel has been accounted for using WebToTel's purchase price allocated to the assets and liabilities of Nexbell.

    The unaudited pro forma combined condensed balance sheet as of March 31, 2001 gives effect to the merger as if it had occurred on March 31, 2001, and combines the historical consolidated balance sheet of I-Link and the historical consolidated balance sheets of WebToTel and Nexbell as of such date.

    The unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of I-Link, WebToTel and Nexbell as if the merger had occurred as of January 1, 2000. The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2001 and for the year ended December 31, 2000 combines the historical consolidated statement of operations of I-Link with the historical consolidated statements of operations of WebToTel and Nexbell for the three months ended March 31, 2001 and for the year ended December 31, 2000.

    Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the merger occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. These unaudited pro forma combined condensed financial statements are based upon the respective historical consolidated financial statements of I-Link, WebToTel and Nexbell and notes thereto. These unaudited pro forma combined condensed financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined company.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 2001

                                                  I-LINK         NEXBELL      WEBTOTEL     ADJUSTMENTS         PRO FORMA
                                               -------------   -----------   -----------   ------------      -------------
                   ASSETS
Current assets:
  Cash.......................................  $   2,701,648   $   248,534            --            --       $   2,950,182
  Accounts receivable, net...................      1,851,182       462,350            --            --           2,313,532
  Other current assets.......................        352,802       103,583   $   146,506            --             602,891
                                               -------------   -----------   -----------   ------------      -------------
    Total current assets.....................      4,905,632       814,467       146,506            --           5,866,605
                                               -------------   -----------   -----------   ------------      -------------
Furniture, fixtures, equipment and software,
  net........................................     10,133,925       799,912            --            --          10,933,837

Other assets:
  Intangibles, net...........................      3,391,489            --     9,136,426            --          12,527,915
  Deferred costs.............................             --            --       748,838            --             748,838
  Certificates of deposit--restricted........        220,000            --            --            --             220,000
  Other......................................        676,619        47,331            --            --             723,950
                                               -------------   -----------   -----------   ------------      -------------
                                               $  19,327,665   $ 1,661,710   $10,031,770            --       $  31,021,145
                                               =============   ===========   ===========   ============      =============

    LIABILITIES AND STOCKHOLDERS' EQUITY
                   (DEFICIT)
Current liabilities:
  Accounts payable...........................  $   2,759,821   $   167,133            --            --       $   2,926,954
  Accrued liabilities........................      3,698,861       240,139            --            --           3,939,000
  Unearned revenue...........................     14,885,541       504,705            --            --          15,390,246
  Accrued interest on note payable to related
    party....................................             --            --   $    55,623   $   (55,623)(A)              --
  Current portion lease incentive............             --       159,555            --            --             159,555
  Note payable to related party..............             --            --     2,023,373    (2,023,373)(A)              --
  Current portion of long-term debt..........      2,267,060            --            --            --           2,267,060
  Current portion of obligations under
    capital leases...........................      1,465,091       140,887            --            --           1,605,978
                                               -------------   -----------   -----------   ------------      -------------
    Total current liabilities................     25,076,374     1,212,419     2,078,996    (2,078,996)         26,288,793

Notes payable................................        785,634            --            --            --             785,634
Note payable--related party..................      4,120,664     8,226,751            --   $(8,226,751)(A)       4,120,664
Deposits.....................................             --       260,028            --            --             260,028
Obligations under capital leases.............        304,296       109,910            --            --             414,206
Unearned revenue.............................        416,667            --            --            --             416,667
                                               -------------   -----------   -----------   ------------      -------------
Total liabilities............................     30,703,635     9,809,108     2,078,996   (10,305,747)         32,285,992
                                               -------------   -----------   -----------   ------------      -------------
Stockholders equity (deficit):
  Preferred stock............................        100,180            --            --            --             100,180
  Common stock...............................        665,783        20,246        64,365        37,569 (A)         787,963
  Additional paid-in capital.................    114,164,734     1,174,854     9,081,517     1,677,895 (A)     126,099,000
  Notes receivable from stockholders.........             --       (30,000)           --            --             (30,000)
  Accumulated deficit........................   (126,306,667)   (9,312,498)   (1,193,108)    8,590,283 (A)    (128,221,990)
                                               -------------   -----------   -----------   ------------      -------------
    Total stockholders' equity (deficit).....    (11,375,970)   (8,147,398)    7,952,774    10,305,747          (1,264,847)
                                               -------------   -----------   -----------   ------------      -------------
                                               $  19,327,665   $ 1,661,711   $10,031,770            --       $  31,021,145
                                               =============   ===========   ===========   ============      =============

The accompanying notes are an integral part of these unaudited proforma combined condensed financial statements

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 2001

                                              I-LINK        NEXBELL     WEBTOTEL    ADJUSTMENTS       PRO FORMA
                                           ------------   -----------   ---------   -----------      -----------
Revenues:
  Telecommunication services.............  $  4,127,856   $   800,045          --           --       $ 4,927,901
  Technology licensing and development...     1,436,899            --          --           --         1,436,899
  Other..................................       666,583            --          --           --           666,583
                                           ------------   -----------   ---------   ----------       -----------
                                              6,231,338       800,045                                  7,031,383
Operating costs and expenses:
  Telecommunication network expense......     5,728,641     1,680,501          --           --         7,409,142
  Selling, general and administrative....     3,579,781       496,268          --           --         4,076,049
  Provision for doubtful accounts........        52,283        95,063          --           --           147,346
  Depreciation and amortization..........     1,484,133        41,546          --   $  456,821(B)      1,982,500
  Research and development...............     1,066,758            --          --                      1,066,758
                                           ------------   -----------   ---------   ----------       -----------
    Total operating costs and expenses...    11,911,596     2,313,378                  456,821        14,681,795
Operating loss...........................    (5,680,258)   (1,513,333)         --     (456,821)       (7,650,412)
Other income (expense):
  Interest expense.......................      (266,203)     (185,764)  $ (31,906)          --          (483,873)
  Interest and other income..............        29,803         2,299          --           --            32,102
  Loss on sale of assets.................            --       (50,620)         --           --           (50,620)
                                           ------------   -----------   ---------   ----------       -----------
    Total other income (expense).........      (236,400)     (234,085)    (31,906)          --          (502,391)
                                           ------------   -----------   ---------   ----------       -----------
    Net loss.............................  $ (5,916,658)  $(1,747,418)  $ (31,906)  $ (456,821)      $(8,152,803)
                                           ============   ===========   =========   ==========       ===========
Calculation of net income per common
  share:
Net loss.................................  $ (5,916,658)  $(1,747,418)  $ (31,906)  $ (456,821)      $(8,152,803)
Dividends accrued and paid on Class M
  redeemable preferred stock.............      (269,027)           --          --           --          (269,027)
Net effect on retained earnings of
  redemption and reissuance of Class M
  and N preferred stock, including
  beneficial conversion features.........    15,512,473            --          --           --        15,512,473
Cumulative preferred stock dividends not
  paid in current year...................       (10,947)           --          --           --           (10,947)
                                           ------------   -----------   ---------   ----------       -----------
    Income (loss) applicable to common
      stock..............................  $  9,315,841   $(1,747,418)  $ (31,906)  $ (456,821)      $ 7,079,696
                                           ============   ===========   =========   ==========       ===========
Basic and diluted weighted average shares
  outstanding............................    47,079,855            --          --   17,454,333(C)     64,534,188
                                           ============   ===========   =========   ==========       ===========
Net income per common share--basic and
  diluted................................  $       0.20                                              $      0.11
                                           ============                                              ===========

    The accompanying notes are an integral part of these unaudited proforma combined condensed financial statements

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                       I-LINK        NEXBELL      WEBTOTEL     ADJUSTMENTS    PRO FORMA
                                    ------------   -----------   -----------   -----------   ------------
Revenues:
  Telecommunication services......  $ 18,300,548   $ 1,455,456            --            --   $ 19,756,004
  Marketing services..............       463,740            --            --            --        463,740
  Technology licensing and
    development...................     8,972,828            --            --            --      8,972,828
  Other...........................     2,667,039            --            --            --      2,667,039
                                    ------------   -----------   -----------   -----------   ------------
                                      30,404,155     1,455,456            --            --     31,859,611
Operating costs and expenses:
  Telecommunication network
    expense.......................    24,958,320     4,048,943            --            --     29,007,263
  Marketing services..............       456,354            --            --            --        456,354
  Selling, general and
    administrative................    18,353,731     2,788,040            --            --     21,141,771
  Unsuccessful acquisition
    costs.........................            --            --   $ 1,137,485            --      1,137,485
  Provision for doubtful
    accounts......................       113,168       164,921            --            --        278,089
  Depreciation and amortization...     6,399,318       265,257            --   $ 1,800,573(B)    8,465,148
  Research and development........     4,220,333            --            --            --      4,220,333
                                    ------------   -----------   -----------   -----------   ------------
      Total operating costs and
        expenses..................    54,501,224     7,267,161     1,137,485     1,800,573     64,706,443
Operating loss....................   (24,097,069)   (5,811,705)   (1,137,485)   (1,800,573)   (32,846,832)
                                    ------------   -----------   -----------   -----------   ------------
Other income (expense):
  Interest expense................    (1,502,676)     (256,878)      (23,718)           --     (1,783,272)
  Interest and other income.......       487,132        21,457            --            --        508,589
  Loss on sale of assets..........            --      (139,606)           --            --       (139,606)
  Settlement expense..............      (639,565)           --            --            --       (639,565)
                                    ------------   -----------   -----------   -----------   ------------
      Total other income
        (expense).................    (1,655,109)     (375,027)      (23,718)           --     (2,053,854)
                                    ------------   -----------   -----------   -----------   ------------
      Net loss....................  $(25,752,178)  $(6,186,732)  $(1,161,203)  $(1,800,573)  $(34,900,686)
                                    ============   ===========   ===========   ===========   ============
Calculation of net loss per common
  share:
Net loss..........................  $(25,752,178)  $(6,186,732)  $(1,161,203)  $(1,800,573)  $(34,900,686)
Cumulative preferred stock
  dividends not paid in current
  year............................    (1,646,818)           --            --            --     (1,646,818)
                                    ------------   -----------   -----------   -----------   ------------
      Loss applicable to common
        stock.....................  $(27,398,996)  $(6,186,732)  $(1,161,203)  $(1,800,573)  $(36,547,504)
                                    ============   ===========   ===========   ===========   ============
Basic and diluted weighted average
  shares outstanding..............    26,669,058            --            --    17,454,333(C)   44,123,391
                                    ============   ===========   ===========   ===========   ============
Net loss per common share--basic
  and diluted.....................  $      (1.03)                                            $      (0.83)
                                    ============                                             ============

    The accompanying notes are an integral part of these unaudited pro forma combined condensed financial statements

                              I-LINK INCORPORATED

                NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS

NOTE 1--BASIS OF PRESENTATION:

    On April 17, 2001, I-Link Incorporated ("I-Link") completed the merger with WebToTel, Inc ("WebToTel") and its subsidiary Nexbell Communications Inc. ("Nexbell"). WebToTel was an entity established to acquire telecommunication companies. Nexbell is a wholesale network telecommunications provider. I-Link acquired WebToTel and its subsidiary Nexbell for consideration consisting of 17,454,333 shares of I-Link's common stock and acquisition costs of approximately $175,000. Each share of WebToTel stock was exchanged for .1313 shares of I-Link common stock. This transaction was recorded using book value purchase accounting (similar to the pooling-of-interests method of accounting) as all three entities were under common control of Counsel Communications LLC (a wholly owned subsidiary of Counsel Corporation) at the time of the merger. The merger was a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOTE 2--PRO FORMA ADJUSTMENTS:

    The following pro forma adjustments were applied to the historical consolidated financial statements of I-Link, WebToTel and Nexbell to arrive at the unaudited pro forma combined condensed financial information.

    (A) Adjustment relates to the issuance of 17,454,333 shares of I-Link common stock in exchange for all of the outstanding stock of WebToTel. Includes adjustment for note payable from WebToTel ($2,023,373) to Counsel and related accrued interest ($55,623) which were converted into capital of WebToTel in April 2001. Also includes an adjustment for a note payable from Nexbell to Counsel ($8,226,751) which was converted into capital in April 2001 just prior to I-Link's acquisition of WebToTel also in April 2001. Adjustment also includes the elimination of Nexbell's equity accounts as of March 31, 2001.

    (B) Pro forma adjustment to record the amortization of the intangible asset recorded in connection with WebToTel's acquisition of Nexbell in February 2001. Adjustment reflects the amorization of the intangible as if the acquisition had occurred on January 1, 2000.

    (C) Adjustment to weighted average shares outstanding to reflect I-Link shares issued (17,454,333) upon acquisition of WebToTel and Nexbell.

NOTE 3--PRO FORMA NET INCOME (LOSS) PER SHARE:

    Basic and diluted weighted average shares outstanding were calculated based upon the historical basic and diluted weighted average shares outstanding of I-Link for each period, increased by the shares I-Link issued upon acquisition of WebToTel and Nexbell which assumes the shares had been outstanding during each period presented. As of December 31, 2000, the companies are in a net loss position on a pro forma combined condensed basis, inclusion of potential common stock in the computation of pro forma net loss per share is anti-dilutive; therefore, potential common stock is excluded from the weighted average shares outstanding. As of March 31, 2001, all potential common stock was anti-dilutive and therefore excluded from weighted average shares outstanding.

                                     PROXY
             ANNUAL MEETING OF STOCKHOLDERS OF I-LINK INCORPORATED
                              SEPTEMBER 7, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Gary J. Wasserson, Henry Y.L. Toh, Hal B. Heaton, and Samuel L. Shimer and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders to be held on September 7, at 10:00 a.m. local time at Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

              (CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

  /X/ Please mark your
      votes as in this
      example using
      dark ink only.

                                            FOR THE NOMINEES      WITHHOLD AUTHORITY
                                                LISTED BELOW      TO VOTE FOR THE NOMINEE LISTED BELOW
1.  TO ELECT TWO CLASS III DIRECTORS,              /  /            /   /
    EACH TO SERVE FOR THREE YEARS AND
    UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED; AND TO ELECT ONE CLASS II DIRECTOR TO SERVE
    FOR THE TERM OF HIS CLASS AND UNTIL HIS SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED.

      (INSTRUCTION: To withhold authority to vote for a nominee strike a line through the nominee's name below:)

                       ALLAN C. SILBER

                       NORMAN CHIRITE

                      ALBERT REICHMANN


                                                                               FOR      ABSTAIN      AGAINST
2.  TO APPROVE A REVERSE SPLIT OF I-LINK'S COMMON STOCK, TO BE IMPLEMENTED
    IN THE DISCRETION OF THE BOARD OF DIRECTORS, IF AND TO THE EXTENT THAT     /  /       /  /         /  /
    THE BOARD OF DIRECTORS DEEMS APPROPRIATE TO MAINTAIN THE LISTING OF
    I-LINK'S COMMON STOCK ON THE NASDAQ SMALLCAP MARKET.

3.  TO APPROVE AN AMENDMENT TO I-LINK'S ARTICLES OF INCORPORATION INCREASING
    I-LINK'S AUTHORIZED NUMBER OF SHARES OF COMMON STOCK (PAR VALUE $.007      /  /       /  /         /  /
    PER SHARE) FROM 150,000,000 TO 300,000,000 SHARES.

4.  TO APPROVE THE 2001 STOCK OPTION AND APPRECIATION RIGHTS PLAN.             /  /       /  /         /  /

5.  TO RATIFY ISSUANCES BY I-LINK OF SHARES OF ITS COMMON STOCK IN
    CONNECTION WITH THE MARCH 1, 2001 SENIOR CONVERTIBLE LOAN AND SECURITY
    AGREEMENT BETWEEN COUNSEL COMMUNICATIONS LLC AND I-LINK, AND WITH THE      /  /       /  /         /  /
    APRIL 17, 2001 AGREEMENT AND PLAN OF MERGER BETWEEN WEBTOTEL, INC.,
    AND I-LINK.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, AND 5.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.



__________________________   _____________________________   Dated: ____________
        Signature              Signature if held jointly

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.